SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Lionbridge Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders, which will be held on Tuesday, May 3, 2011, at 10:00 A.M., at our corporate headquarters located at 1050 Winter Street, Waltham, Massachusetts. The notice of meeting and proxy statement that follow describe the business to be conducted at that meeting.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to vote in one of the following three ways: (1) by requesting a paper copy of the proxy card, signing and dating the proxy card and returning it where indicated, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or have voted via the Internet or by telephone.

For the Board of Directors,

Rory J. Cowan

Chairman, Chief Executive Officer and President

LIONBRIDGE TECHNOLOGIES, INC.

1050 WINTER STREET

WALTHAM, MASSACHUSETTS 02451

(781) 434-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MAY 3, 2011

To the Stockholders of Lionbridge Technologies, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Lionbridge Technologies, Inc., a Delaware corporation (“Lionbridge” or the “Company”), will be held at 10:00 A.M, Eastern Time, on Tuesday, May 3, 2011, at the Company’s corporate headquarters at 1050 Winter Street, Waltham, Massachusetts 02451, to consider and act upon the following proposals:

1. Elect two members to our Board of Directors to serve for a three-year term as Class III Directors (the “Class III Directors”);

2. Adopt and approve the 2011 Stock Incentive Plan;

3. Consider a non-binding “say on pay” vote regarding the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures in this proxy statement;

4. Consider a non-binding “say on frequency” vote regarding the frequency of the vote on our executive compensation program (once every year, every two years or every three years); and

5. Ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2011.

The Board of Directors has fixed the close of business on March 7, 2011, as the record date for the determination of the Lionbridge stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. SEC rules allow us to furnish proxy materials to our stockholders on the internet. Accordingly, you can access proxy materials and vote at www.proxyvote.com. You may also vote via internet or telephone by following the instructions on that website. In order to vote on the internet or by telephone you must have a stockholder identification number which is being mailed to you on a Notice Regarding the Availability of Proxy Materials. If you have requested a proxy card by mail, you may vote by signing, voting and returning that proxy card to the address indicated.

You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

Properly executed proxies will be voted in accordance with the specifications on the proxy card. A list of stockholders entitled to vote will be available for inspection at our offices, located at 1050 Winter Street, Waltham, Massachusetts, for a period of ten (10) days prior to the Annual Meeting. Executed proxies with no instructions indicated thereon will be voted FOR approval of the matters set forth in this Notice of Annual Meeting of Stockholders.

By Order of the Board of Directors,

Margaret A. Shukur,

Secretary

Waltham, Massachusetts

March 22, 2011

YOUR VOTE IS IMPORTANT, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. PLEASE READ THE PROXY STATEMENT AND COMPLETE A PROXY FOR YOUR SHARES AS SOON AS POSSIBLE. YOU MAY VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE WEBSITE INDICATED IN THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS THAT YOU RECEIVED IN THE MAIL. YOU MAY ALSO REQUEST A PAPER PROXY CARD AT ANY TIME PRIOR TO APRIL 19, 2011 TO SUBMIT YOUR VOTE BY MAIL. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THAT VOTE WILL REVOKE ANY PROXY YOU PREVIOUSLY SUBMITTED. IF YOU HOLD SHARES IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, YOU MUST PROVIDE A LEGAL PROXY FROM THAT INSTITUTION IN ORDER TO VOTE YOUR SHARES AT THE MEETING EXCEPT AS OTHERWISE DISCUSSED IN THE PROXY STATEMENT.

PROXY STATEMENT

March 22, 2011

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Lionbridge Technologies, Inc., a Delaware corporation (“Lionbridge” or the “Company”), for use at the Company’s Annual Meeting of Stockholders to be held on Tuesday, May 3, 2011 (the “Annual Meeting”) at 10:00 A.M., local time, at the Company’s corporate headquarters at 1050 Winter Street, Waltham, Massachusetts 02451, or at any postponements or adjournments thereof. The purpose of the Annual Meeting is to:

1. Elect two members to our Board of Directors to serve for a three-year term as Class III Directors (the “Class III Directors”);

2. Adopt and approve the 2011 Stock Incentive Plan;

3. Consider a non-binding “say on pay” vote regarding the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures in this proxy statement;

4. Consider a non-binding “say on frequency” vote regarding the frequency of the vote on our executive compensation program (once every year, every two years or every three years); and

5. Ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2011.

This Proxy Statement and form of proxy will be made available to stockholders on or about March 28, 2011.

Only stockholders of record at the close of business on March 7, 2011 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of the Record Date, an aggregate of 61,549,165 shares of common stock, $.01 par value per share (the “Common Stock”), of the Company were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy.

Execution of a proxy will not in any way affect your right as a stockholder to attend the Annual Meeting and vote in person. Any proxy may be revoked by you at any time before its exercise by (1) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to Lionbridge Technologies, Inc., 1050 Winter Street, Waltham, Massachusetts 02451, Attention: Corporate Secretary, at or before the taking of the vote at the Annual Meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

In the election of the Class III Directors, the two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as Directors. On all other matters being submitted to stockholders, the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock, in person or represented by proxy, and voting on each such matter is required. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. The election of directors (Proposal 1), the proposal to adopt and approve the 2011 Stock Incentive Plan (Proposal 2), and the “say on pay” and “say on frequency” votes (Proposals 3 and 4) are “non-discretionary” items. If you do not instruct your broker how to vote with respect to these items, your broker may not vote with respect to these proposals and those votes will be counted as broker “non-votes.” Broker “non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

The persons named as attorneys-in-fact in the proxies were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. All shares represented by proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the shares represented by proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to our Investor Relations department as detailed in our “Stockholder Communications with the Board and the Company” discussion below.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 2, 2011 by:

•	Each director of Lionbridge;

•

Each Executive Officer named in the Summary Compensation Table included in this Proxy Statement (our Chief Executive Officer, Chief Financial Officer, Chief Sales Officer and Senior Vice President of Worldwide Operations and General Manager, comprise our Executive Officers as of December 31, 2010); and

•	All of our directors and executive officers as a group.

Except as noted below, the address of each person listed on the table is c/o Lionbridge Technologies, Inc., 1050 Winter Street, Waltham, Massachusetts 02451.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Common Stock Outstanding(3)
Rory J. Cowan(4)	5,008,477	8.14%
Edward A. Blechschmidt(5) 202 S. Radnor-Chester Road Villanova, PA 19085	127,399	*
Guy L. de Chazal(6) 68 Wheatley Rd Brookville, NY 11545	276,814	*
Steven R. Fisher(7) 137 Dudley Court Atlanta, GA 30327	51,578	*
Paul Kavanagh(8) 19 Eagle Drive Fancourt Residential Estate George 6530, South Africa	229,566	*
Jack Noonan(9) 340 East Randolph Street, 62PHW Chicago, IL 60601	10,000	*
Claude P. Sheer(10) 5 Pillsbury Drive Scarborough, ME 04074	120,774	*
Henri Broekmate(11)	635,373	1.03%
Donald M. Muir(12)	697,936	1.13%
Paula Shannon(13)	904,125	1.47%
All executive officers and directors as a group (10 persons)(14)	8,062,042	13.10%

*	Less than 1% of the outstanding shares of Common Stock.

(1)	The persons identified in the table possess sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to applicable community property laws.

(2)	The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3)	Based on 61,535,685 shares of Common Stock outstanding as of March 2, 2011. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares of Common Stock. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after March 2, 2011 are deemed outstanding for computing the percentage ownership of the person holding these options, but are not deemed outstanding for computing the percentage ownership of any other person.

(4)	Includes 1,098,365 shares deemed to be beneficially owned by Mr. Cowan pursuant to options exercisable within 60 days of March 2, 2011. Also includes (i) 50,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 25, 2012; (ii) 43,875 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 5, 2012 and 2013; (iii) 117,938 shares of Common Stock subject to restrictions on disposition that lapse ratably on May 14, 2011, 2012 and 2013; (iv) 180,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 28, 2012, 2013 and 2014; (v) 240,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 28, 2012, 2013, 2014 and 2015; and (vi) 510,000 shares of Common Stock subject to restrictions on disposition that lapse upon achievement of certain performance criteria.

(5)	Includes 85,000 shares deemed to be beneficially owned by Mr. Blechschmidt pursuant to options exercisable within 60 days of March 2, 2011 and 32,399 fully vested restricted stock units.

(6)	Includes 85,000 shares deemed to be beneficially owned by Mr. de Chazal pursuant to options exercisable within 60 days of March 2, 2011.

(7)	Includes 30,000 shares deemed to be beneficially owned by Mr. Fisher pursuant to options exercisable within 60 days of March 2, 2011.

(8)	Includes 57,500 shares deemed to be beneficially owned by Mr. Kavanagh pursuant to options exercisable within 60 days of March 2, 2011.

(9)	Includes 10,000 shares deemed to be beneficially owned by Mr. Noonan pursuant to options exercisable within 60 days of March 2, 2011.

(10)	Includes 82,500 shares deemed to be beneficially owned by Mr. Sheer pursuant to options exercisable within 60 days of March 2, 2011.

(11)	Includes 143,250 shares deemed to be beneficially owned by Mr. Broekmate pursuant to options exercisable within 60 days of March 2, 2011. Also includes (i) 15,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 25, 2012; (ii) 10,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on October 28, 2011 and 2012; (iii) 13,500 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 5, 2012 and 2013; (iv) 46,594 shares of Common Stock subject to restrictions on disposition that lapse ratably on May 14, 2011, 2012 and 2013; (v) 90,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 28, 2012, 2013 and 2014; (vi) 130,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 28, 2012, 2013, 2014 and 2015; and (vii) 140,000 shares of Common Stock subject to restrictions on disposition that lapse upon achievement of certain performance criteria.

(12)	Includes 159,969 shares deemed to be beneficially owned by Mr. Muir pursuant to options exercisable within 60 days of March 2, 2011. Also includes (i) 15,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on September 17, 2011; (ii) 18,563 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 5, 2012 and 2013; (iii) 52,782 shares of Common Stock subject to restrictions on disposition that lapse ratably on May 14, 2011, 2012 and 2013; (iv) 90,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 28, 2012, 2013 and 2014; (v) 142,500 shares of Common Stock that lapse ratably on January 28, 2012, 2013, 2014 and 2015; and (vi) 140,000 shares of Common Stock subject to restrictions on disposition that lapse upon achievement of certain performance criteria.

(13)	Includes 318,593 shares deemed to be beneficially owned by Ms. Shannon pursuant to options exercisable within 60 days of March 2, 2011. Also includes (i) 15,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 25, 2012; (ii) 5,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on October 28, 2011 and 2012; (iii) 13,500 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 5, 2012 and 2013; (iv) 46,594 shares of Common Stock subject to restrictions on disposition that lapse ratably on May 14, 2011, 2012 and 2013; (v) 90,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 28, 2012, 2013 and 2014; (vi) 120,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 28, 2012, 2013, 2014 and 2015; and (vii) 140,000 shares of Common Stock subject to restrictions on disposition that lapse upon achievement of certain performance criteria.

(14)	Includes 2,070,177 shares of Common Stock which the directors and Executive Officers as a group have the right to acquire pursuant to options exercisable within 60 days of March 2, 2011. Also includes 2,475,846 shares of Common Stock subject to restrictions on disposition that lapse over time and 32,399 fully vested restricted stock units.

Security Ownership of Certain Beneficial Owners

The following table contains information regarding the beneficial ownership of our Common Stock as of March 2, 2011 by stockholders we know to beneficially own more than 5% of our outstanding Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Common Stock Outstanding(3)
BlackRock, Inc.(4) 40 East 52nd Street New York, NY 10022	3,392,137	5.51%
FMR LLC(5) Edward C. Johnson 3rd 82 Devonshire Street Boston, MA 02109	4,133,700	6.72%
Glenhill Advisors LLC, Glenn J. Krevin and Glenhill Capital(6) Management, LLC 156 West 56th Street, 17th Floor New York, NY 10019	5,005,008	8.13%
Rutabaga Capital Management(7) 64 Broad Street, 3rd Floor Boston, MA 02109	4,043,598	6.57%
Tocqueville Asset Management LP(8) 40 West 57th Street, 19th Floor New York, NY 10019	5,158,950	8.38%

(1)	The persons identified in the table possess sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to applicable community property laws.

(2)	The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3)	Based on 61,535,685 shares of Common Stock outstanding as of March 2, 2011. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares of Common Stock.

(4)	Information obtained from Schedule 13G filed by BlackRock, Inc. with the Securities and Exchange Commission on or about February 7, 2011.

(5)	Information obtained from Schedule 13G filed by FMR LLC with the Securities and Exchange Commission on or about February 14, 2011.

(6)	Information obtained from Schedule 13G/A filed by Glenhill Advisors L.L.C. with the Securities and Exchange Commission on or about February 14, 2011. Glenn J. Krevlin is the managing member and control person of Glenhill Advisors, LLC. Glenhill Advisors LLC is the managing member of Glenhill Capital Management, LLC. Glenhill Capital Management, LLC is the general partner and investment advisor of Glenhill Capital LP, a security holder of the issuer, managing member of Glenhill Concentrated Long Master Fund, LLC, a security holder of the issuer, and sole stockholder of Glenhill Capital Overseas GP, Ltd. Glenhill Capital Overseas GP, Ltd. is general partner of Glenhill Capital Overseas Master Fund, LP, a security holder of the issuer. Glenhill Capital Management, LLC has shared voting and dispositive power with respect to 5,005,008 shares.

(7)	Information obtained from Schedule 13G/A filed by Rutabaga Capital Management with the Securities and Exchange Commission on or about February 3, 2011. Rutabaga Capital Management is an investment adviser. Rutabaga Capital Management has shared voting power with respect to 764,200 shares.

(8)	Information obtained from Schedule 13G filed by Tocqueville Asset Management, LP, an investment advisor, with the Securities and Exchange Commission on or about January 28, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and holders of more than 10% of the Company’s Common Stock (collectively, the “Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based solely on a review of the forms and written representations received by the Company pursuant to Section 16(a) of the Exchange Act, the Company believes that during the period January 1, 2010 through December 31, 2010, the Reporting Persons complied with all applicable Section 16(a) filing requirements with the exception that Form 4s for Messrs. de Chazal, Fisher, Kavanagh and Sheer reporting the vesting of restricted stock units granted as part of their independent director compensation were filed one day late due to a delay in notification of vesting from the Company’s third party stock plan administrator.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. We currently anticipate that the directors in Class I (“Class I Directors”) will be nominees for election to three-year terms at the 2012 Annual Meeting of Stockholders and the directors in Class II (“Class II Directors”) will be nominees for election to three-year terms at the 2013 Annual Meeting of Stockholders.

The present term of office for the directors in Class III (“Class III Directors”) expires at the Annual Meeting. Rory J. Cowan was elected by the Board of Directors as a Class III Director in 1998 and Paul A. Kavanagh was elected by the Board of Directors as a Class III Director in 1999. Messrs. Cowan and Kavanagh are nominees for re-election to a three-year term as a Class III Director. If re-elected, each Class III Director nominee will be elected for a three-year term and until his successor has been duly elected and qualified, or until his earlier resignation or removal.

Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee will be voted (unless one or more nominees is unable or unwilling to serve) FOR the election of the nominees for Class III Director. Each of the nominees has indicated his willingness to serve, if elected, and our Board of Directors knows of no reason why either nominee should be unable or unwilling to serve.

Director Qualifications

The following paragraphs provide information as of the date of this Proxy Statement about each nominee and each of our directors. The information presented includes information each director has given us about his age, all positions he holds, his principal occupation and business experience, and the names of other publicly-held companies of which he currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s and each director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director, we believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Lionbridge and our Board. Finally, we value their significant experience with other enterprises, industries and governments, and on other boards of directors and board committees.

Information about the number of shares of Common Stock beneficially owned by each director appears above under the heading “Security Ownership of Management.” See also “Certain Relationships and Related Transactions.” There are no family relationships among any of the directors and executive officers of Lionbridge.

Directors and Nominees

The following table presents information about each of Lionbridge’s directors (including nominees for re-election) as of March 2, 2011.

Name	Age	Position
Rory J. Cowan	58	Chairman of the Board, Chief Executive Officer, President and Class III Director*
Edward A. Blechschmidt	58	Class II Director
Guy L. de Chazal	63	Class II Director
Steven R. Fisher	40	Class I Director
Paul Kavanagh	69	Class III Director*
Claude Sheer	60	Class I Director
Jack Noonan	63	Class I Director

*	Indicates a nominee

Rory J. Cowan founded Lionbridge in September 1996. Mr. Cowan served as Chairman and Chief Executive Officer of Stream International, Inc., a software and services provider, from May 1995 to June 1996. Mr. Cowan was also the Chief Executive Officer of Interleaf, Inc., a developer and marketer of software products, from October 1996 to January 1997. He was an Executive Vice President of R.R. Donnelley & Sons, a provider of commercial print and print-related services, from January 1991 to June 1996. Mr. Cowan is a director of Sielux, Inc., a company that markets video and imaging products to the security market, and Lojack Corporation, a provider of technology and services for the tracking and recovery of mobile assets and people. As the only management representative on the Board and as founder of Lionbridge, Mr. Cowan provides an insider’s perspective in board discussions about the business and strategic direction of the Company and the industry and has experience in all aspects of the Company’s global business. Moreover, Mr. Cowan has held senior executive positions with R.R. Donnelley and Interleaf, and currently serves as a director of two publicly-traded companies, providing him with additional business, corporate governance and strategic insights of benefit to the Lionbridge Board.

Edward A. Blechschmidt was elected a director of Lionbridge in February 2003. Mr. Blechschmidt served as Chief Executive Officer of Novelis, Inc., a producer of rolled aluminum products, from December 2006 through May 2007. He previously served as Chairman, Chief Executive Officer and President of Gentiva Health Services, a provider of specialty pharmaceutical and home health services, from March 2000 until June 2002. From March 1999 to March 2000, Mr. Blechschmidt served as chief executive officer and a director of Olsten Corporation. He served as president of Olsten Corporation from October 1998 to March 1999. He also served as president and chief executive officer of Siemens Nixdorf Americas and Siemens’ Pyramid Technology from July 1996 to October 1998. Prior to Siemens, he spent more than 20 years with Unisys Corp., including serving as its chief financial officer. Mr. Blechschmidt currently serves as a director of HealthSouth Corporation, Columbia Laboratories, Inc., Diamond Foods, Inc., and VWR International, LLC. In the past five years, he has also served as a director of Option Care, Inc., Neoforma, Inc. and Novelis, Inc. Mr. Blechschmidt has extensive experience in matters of finance, corporate governance and strategy and senior leadership relevant to public companies. He qualifies as an “audit committee financial expert” within the meaning of SEC regulations. Mr. Blechschmidt’s background as former Chief Financial Officer of Unisys and Chief Executive Officer of Gentiva Health Services and Novelis, Inc., and his financial experience on other public audit committees provide a strong financial and corporate governance foundation for the Board.

Guy L. de Chazal has been a director of Lionbridge since February 1998 and has been the Company’s Lead Director since 2008. Mr. de Chazal, who is currently retired, was with Morgan Stanley, a financial services firm providing securities, asset management and credit services, from 1986 until 2007, most recently as a Managing Director of Morgan Stanley & Co. Incorporated and individual managing member of various Morgan Stanley Venture Partners Funds. As the Lead Director, Mr. de Chazal brings proven business leadership and corporate development expertise to the Board. His many years of experience as a managing director of Morgan Stanley and his leadership of its venture capital group have given him keen insight into investments in emerging technologies and management of operational and strategic transitions associated with technology investments in companies at various stages of growth. Moreover, his deep knowledge of the Company and its evolution since its founding has contributed greatly to Board deliberations and strategic discussions.

Steven R. Fisher has been a director of Lionbridge since March 2009. Since May 2007, he has served as the chief financial officer and senior vice president of Novelis Inc., a supplier of rolled aluminum products and owned by the Aditya Birla Group. Mr. Fisher served as Novelis’s vice president of strategic planning and corporate development since 2006. Prior to joining Novelis, Mr. Fisher spent 13 years consulting with, or as part of the management team of, various energy companies. Most recently, he served as vice president and controller for TXU Energy, the non-regulated subsidiary of TXU Corp, a Texas-based energy company. Mr. Fisher is an audit committee financial expert, who concurrently serves as Chief Financial Officer of an international manufacturing company, and has deep experience with international corporate finance, treasury, foreign currency and cash management matters. In those capacities, he has added a valuable perspective to Board and the Audit Committee deliberations. Moreover, Mr. Fisher’s experience as CFO of a company with global operations including a strong operational and management presence in India, as well as a sophisticated corporate financial structure, has allowed him to provide constructive and practical counsel to the Company and the Board in these areas.

Paul Kavanagh has been a director of Lionbridge since December 1996. Mr. Kavanagh, who is currently retired, has served as an industry consultant since January 1998. Mr. Kavanagh served as President Europe, Middle East and Africa of Stream International, Inc., a software and services company, from August 1995 to January 1998. From April 1992 to August 1995, Mr. Kavanagh was Managing Director Europe, Middle East and Africa of R.R. Donnelley & Sons. Mr. Kavanagh is retired President of Modus Media Europe, a software company specializing in supply chain management. Mr. Kavanagh has over a decade of experience on Lionbridge’s Board and a lifetime of experience in the localization industry. Moreover, Mr. Kavanagh, a former member of the Irish Senate, has served on several governmental bodies in Europe, and has shared his insights and understanding of the European business and economic climate with the Board. Mr. Kavanagh’s current and past experience with many of the industries served by the Company, as well as with emerging e-commerce businesses, has contributed to the scope and depth of the Board’s deliberations.

Jack Noonan has been a director of Lionbridge since April 2011. Mr. Noonan served as chairman, president and chief executive officer of SPSS Inc., a software company in predictive analytics, from 1992 through the acquisition of SPSS Inc. by International Business Machines Corporation in 2009. Mr. Noonan also serves as a director of Morningstar, Inc., a provider of independent investment research. Mr. Noonan’s provides his extensive experience and leadership in strategic marketing, sales and global software product development and deployment to the Board as Lionbridge continues the commercialization of its GeoWorkz Software as a Service offerings.

Claude P. Sheer has been a director of Lionbridge since March 1999. Mr. Sheer is Chief Executive Officer of Vault, a web-based resource for career management and job search information. He was previously Chief

Executive Officer of Fetch Enterprises and FetchDog.com, an online community and marketplace, and has served as an industry analyst and consultant since April 1999. He is also a partner of Barn Ventures LLC, an entity that assists internet businesses with fundraising activities. Mr. Sheer served as Senior Advisor to and Chief Internet Strategist of Ziff Davis, a media and publishing company, from November 1998 through April 1999. From 1980 to November 1998, Mr. Sheer served in a number of executive roles for Ziff Davis, including President, ZD Publishing; President, U.S. Publications; and President, Business Media Group. Mr. Sheer’s many accomplishments in internet commerce and strategy have provided a valuable perspective to the Board. In addition, his operating and director experiences with Ziff Davis and emerging companies, as well as expertise in marketing, product development and social media, have provided visionary insight and direction to the Lionbridge Board.

We recommend a vote FOR the election of Messrs. Cowan and Kavanagh.

MANAGEMENT

Executive Officers

The following table presents information about each of Lionbridge’s Executive Officers as of March 2, 2011.

Name	Age	Position
Rory J. Cowan(1)	58	Chairman of the Board, Chief Executive Officer, President and Class III Director
Henri Broekmate	50	Senior Vice President, Worldwide Operations and General Manager, Global Localization and Translation (“GLT”)
Donald M. Muir	54	Chief Financial Officer and Senior Vice President
Paula Barbary Shannon	50	Chief Sales Officer and Senior Vice President

(1)	Mr. Cowan’s qualifications appear on page 9, under “Directors and Nominees.”

Henri Broekmate joined Lionbridge in April 2001. Mr. Broekmate served as Executive Vice President, eBusiness, of TRADOS Corporation from July 2000 to April 2001 and as Chief Operating Officer of TRADOS Corporation from June 1998 to July 2000.

Donald M. Muir joined Lionbridge in September 2007. Mr. Muir served as Vice President and Chief Financial Officer of Evergreen Solar, Inc., a technology company specializing in solar energy, from February 2006 to January 2007, and as Chief Financial Officer of American Power Conversion Corporation (“APCC”), a provider of global, end-to-end solutions for real-time infrastructure, from 1995 to 2005 and as APCC’s Senior Vice President, Finance & Administration from 2001 to 2005. Mr. Muir also served as APCC’s Treasurer from 2001 to February 2004 and as Vice President, Finance and Administration from 1998 to 2001.

Paula Barbary Shannon joined Lionbridge in November 1999. Ms. Shannon served as Chief Sales and Chief Marketing Officer of Alpnet, Inc, a localization company, from March 1996 to October 1999, and held a number of positions of increasing responsibility in the U.S., Canada and other international locations with Berlitz International, Inc, a translation, localization and interpretation services company, from 1986 to 1996.

CORPORATE GOVERNANCE

Corporate Governance and Ethics Principles

We are committed to having sound corporate governance principles and have adopted Corporate Governance Guidelines and a Code of Ethics (referred to as the Code of Business Conduct and Ethics) that applies to all of our directors, officers and employees. We have also adopted a Supplier Code of Conduct that applies to all of our vendors and service providers. The Corporate Governance Guidelines, the Code of Ethics and the Supplier Code of Conduct are available on Lionbridge’s Web site at http://www.lionbridge.com/lionbridge/en-US/company/corporate-governance.htm. We intend to disclose amendments to or waivers, if any, from any provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our web site.

Board Leadership Structure

Since the Company’s founding in 1996, Rory J. Cowan, our founder, has held the positions of Chief Executive Officer and Chairman of the Board. In April 2008, the Board formally designated a Lead Independent Director to work with the Chairman in connection with Board leadership and governance matters and elected Guy de Chazal to serve in that capacity.

The independent members of our Board have periodically reviewed this leadership structure and have determined that the Company and our stockholders are well served with this structure, given the Company’s strong corporate governance framework and due to the involvement and role of the Lead Independent Director. The Chairman of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. In conjunction with the Lead Independent Director, the Chairman of the Board sets the Board agendas with Board and management input, facilitates communication among directors, works with the Lead Director to provide an appropriate information flow to the Board and presides at meetings of the Board of Directors and stockholders. The Lead Independent Director works with the Chairman of the Board and Chief Executive Officer and other Board members to provide strong, independent oversight of the Company’s management and affairs. Among other things, the Lead Independent Director approves Board meeting agendas, serves as the principal liaison between the Chairman of the Board and the independent directors and chairs an executive session of the non-employee directors at each regularly scheduled Board meeting. While serving as Lead Independent Director, Mr. de Chazal has overseen the implementation of governance practices that encourage engaged and constructive involvement by members of our Board. His leadership fosters a culture of open discussion and deliberation, with a thoughtful evaluation of risk, to support sound decision-making. He has spearheaded the development of processes and procedures to ensure a complete flow of information to the Board and thorough deliberation by the Board of critical matters. He encourages communication among the directors, and between management and the Board, to facilitate productive working relationships. Working with the Chairman and other members of the Board, the Lead Director also ensures there is an appropriate balance and focus among key board responsibilities such as strategic development; long-term planning; review of operations; risk oversight; and management succession planning.

Board Independence; Meetings of the Board; Committees of the Board

Our Board of Directors has an Audit Committee and a Nominating and Compensation Committee, both of which are comprised solely of independent directors. The Board has determined that each of the directors, with the exception of Mr. Cowan, who serves as Chief Executive Officer of the Company, is independent within the meaning of Lionbridge’s director independence standards (the “Lionbridge Independent Director Standards”) and the director independence standards of The NASDAQ Stock Market LLC. (the “NASDAQ Standards”). Given the size of our Board and its comprehensive manner of engagement, it is our view that corporate governance is best addressed by the Board as a whole. Consideration of governance matters is led by the Lead Independent Director and, as appropriate, involves solely the independent directors.

Our Audit Committee selects the independent auditors to be employed by the Company and reviews generally the audit plans and the results thereof. The Committee assists the Board’s oversight of the integrity of our financial statements, the qualifications and independence of our independent auditors, and the performance of our internal audit function and our independent auditors. The Audit Committee has the authority to engage any independent legal, accounting and other advisors that it deems necessary to carry out its responsibilities.

All of the members of the Audit Committee—Messrs. de Chazal, Fisher and Noonan—are independent within the meaning of the Lionbridge Independent Director Standards, the NASDAQ Standards, and the SEC’s director independence standards (the “SEC Standards”) for audit committee members, including Rule 10A-3(b)(1) under the Exchange Act. Each member of the Audit Committee is financially sophisticated, as required by the NASDAQ Standards. Edward Blechschmidt, who served as Chairman of our Audit Committee through August 2010, is independent within the meaning of the Lionbridge Independent Director Standards, the NASDAQ Standards, and the SEC Standards. The Board has determined in accordance with the rules of the Securities and Exchange Commission that each of Mr. Blechschmidt, who served as Chairman of the Audit Committee through August 2010, and Mr. Fisher, who was a member of the Audit Committee throughout 2010 and has served as Chairman of the Audit Committee since August 2010, is an audit committee financial expert. The Audit Committee Charter is available free of charge through Lionbridge’s web site at http://www.lionbridge.com/lionbridge/en-US/company/corporate-governance/audit-committee-charter.htm.

Our Nominating and Compensation Committee has responsibility for the review and administration of our compensation and equity plans, including Lionbridge’s 2005 Stock Incentive Plan, and, if approved, will have responsibility for the review and administration of the 2011 Stock Incentive Plan, for approving salaries and other incentive compensation for our officers and executives, and for preparing the annual report on executive compensation required to be included in our proxy statement. In addition, the Nominating and Compensation Committee has responsibility for recommending nominees for election as directors of the Company and for review of related Board development issues including succession planning and evaluation. The Nominating and Compensation Committee has the sole authority to engage and terminate any independent legal, accounting or other advisors it deems necessary or appropriate to carry out its responsibilities. The Committee retained W.T. Haigh and Company (“Haigh”), an independent compensation consultant, during fiscal 2010. Haigh reports directly to the Nominating and Compensation Committee and assists the Committee in evaluating and designing our executive and director compensation program and policies. In fiscal 2010, the Committee instructed Haigh for the limited purpose of assisting it in reviewing the compensation of our Chief Executive Officer. Haigh is retained only by the Nominating and Compensation Committee and does not provide any other consulting services to Lionbridge. The activities of our Nominating and Compensation Committee and the services Haigh performed for the Committee during fiscal 2010 are further described in “Compensation Discussion and Analysis” below.

Messrs. de Chazal, Kavanagh and Sheer are the members of the Nominating and Compensation Committee, and each is independent within the meaning of Lionbridge’s Independent Director Standards, and the NASDAQ Standards and the SEC Standards for nominating and compensation committee members. Mr. Sheer serves as Chairman of the Nominating and Compensation Committee. The Committee seeks input from other Board Members and senior management to identify and evaluate nominees for directors. The Nominating and Compensation Committee Charter is available free of charge through Lionbridge’s web site at http://www.lionbridge.com/lionbridge/en-US/company/corporate-governance/compensation-and-nominating-committee-charter.htm.

Lionbridge’s independent directors meet in executive session at each Board meeting.

During 2010, the Board of Directors met six times, the Audit Committee met seven times (including meetings to review the Annual Report on Form 10-K for the year ended December 31, 2009) and the Nominating and Compensation Committee met four times. All directors attended more than 75% of the total number of meetings of the Board and the committees on which they serve.

We do not formally require directors to attend the Company’s Annual Meeting of Stockholders but all directors are welcome to do so. Mr. Cowan, the Chairman and Chief Executive Officer of the Company and a director, attended the 2010 Annual Meeting of Stockholders.

The Board’s Role in Risk Oversight

The Board views its role in maintaining an effective and comprehensive risk oversight process as one of its most critical responsibilities. The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management of areas related to the material risks facing the Company, including operational, financial, legal, strategic, governance, business management and critical enterprise risks. At each Board meeting, the Lead Independent Director leads a review of key identified risks related to the business, which include customer concentration and foreign currency exchange rate fluctuations, among others, and a discussion of the effectiveness and appropriateness of risk mitigation activities relative to these identified risks and strategic goals. The full Board (or the appropriate Committee, when the Board has delegated oversight responsibilities to the purview of a particular Committee) receives these reports as part of its regular communications with the Chief Executive Officer and senior management, allowing it to monitor the Company’s risk identification, risk management and risk mitigation strategies. As part of its charter, the Audit Committee is charged with financial risk oversight and risk management and the Nominating and Compensation Committee is charged with compensation risk oversight.

Compensation Committee Interlocks and Insider Participation

Messrs. de Chazal, Kavanagh and Sheer comprised the Nominating and Compensation Committee for fiscal year 2010 and Mr. Sheer served as its Chairman. No member of our Nominating and Compensation Committee was at any time during the past year an officer or employee of Lionbridge or any of its subsidiaries, was formerly an officer of Lionbridge or any of its subsidiaries, nor had any relationship with Lionbridge requiring disclosure herein.

No executive officer of Lionbridge served as a member of a compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on Lionbridge’s Nominating and Compensation Committee. None of our executive officers served as a director of another corporation, one of whose executives served on the Nominating and Compensation Committee. None of our executive officers served as a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of Lionbridge.

Consideration of Candidates for Director

As noted above, our Nominating and Compensation Committee has responsibility for recommending nominees for election as directors of the Company. Any stockholder may submit recommendations of candidates for election as directors for consideration by the Nominating and Compensation Committee in writing to the Secretary at the executive offices of Lionbridge. Stockholder recommendations must generally be submitted no later than the close of business on the 90th day or no earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Such recommendations must clearly indicate the candidate’s qualifications for service as a director and that such candidate’s qualifications meet or exceed the criteria for service as a director set forth in the Nominating and Compensation Committee Charter and Lionbridge’s Corporate Governance Guidelines. In particular, any candidate for consideration must have the following qualities or qualifications:

•	Be an individual of the highest character and integrity;

•	Be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•

Be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and Board committee member (including developing and maintaining sufficient knowledge of the Company and its industry);

•	Have broad experience in the industries which comprise the Company’s customer base or in the information technologies services industry;

•	Have the ability to provide insights and practical wisdom based on his or her experience and expertise; and

•	Have a commitment to enhancing stockholder value.

The Board of Directors has also identified specific strategic and technical expertise and experience it values in current and prospective Board members, These specific strategic competencies include current or recent experience as a chief executive or other “C-Level” officer, public company experience as a director or officer, international business experience, international finance experience, international human capital management expertise, international compensation and benefits experience and experience with SaaS-based technology development and marketing, and generally, with internet-based commerce, business and marketing. The Board believes that the skills and experience represented among current Board members and as described in greater detail in “Directors” section of this proxy statement, reflect a full complement of the strategic, technical and practical expertise and experience required to serve the interests of the Company and its stockholders.

As described in its Charter, the Nominating and Compensation Committee meets periodically to evaluate each new director candidate and each incumbent director before recommending that the Board nominate or re-nominate such individual for election or reelection as a director. The Nominating and Compensation Committee bases its decision whether to recommend a nominee to the Board of Directors on the extent to which such individual meets the criteria described above and any additional criteria that may have been established by the Committee. The Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds although Lionbridge does not have a formal diversity policy. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Lionbridge believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. The Committee is authorized to engage third parties, such as a director search firm, to aid in the identification of director candidates meeting the Committee’s criteria. In addition, the bylaws of the Company permit stockholders to nominate directors for consideration at an annual meeting of stockholders. In March 2010, the Committee determined that Mr. Noonan met the identified criteria for nomination as a director of Lionbridge and recommended to the full Board of Directors his election as a Class I Director of the Company. In addition, the Board determined that Mr. Noonan’s experience and expertise in software product development and deployment would add significant value to the Board’s deliberations in light of the Company’s commercial deployment of SaaS-based language technologies. On April 9, 2010, the Board elected Mr. Noonan as a Class I Director. In January 2011, the Committee determined that each of Messrs. Cowan and Kavanagh met the identified criteria for nomination for an additional term as a director of Lionbridge, and recommended to the full Board of Directors their re-election as Class III Directors of the Company.

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

Lionbridge’s executive compensation programs are designed to attract and retain an executive leadership team with deep technical and managerial expertise, excellent qualifications and integrity, and the creativity, leadership and growth potential necessary to achieve the Company’s long-term strategic goals. Our 2010 programs are built on a foundation that emphasizes profitable growth. These programs reward achievement of our multi-year strategic transformation from our position as a provider of localization and translation services for the world’s leading global enterprises to a provider of cutting-edge technology products and services that accelerate multi-lingual global communications and business. These programs are structured to incent key employees to reach defined long-term strategic, financial and operational goals which include:

•	Meeting or exceeding revenue and profitability targets;

•

Developing, funding and commercializing Lionbridge language technologies, including its SaaS-based technologies known as the TranslationWorkspaceTM productivity service and the GeoFluentTM real-time translation service;

•	Streamlining Lionbridge’s cost structure and improving operating efficiencies; and

•	Enhancing Lionbridge’s leadership as a provider of state-of-the-art multi-lingual services and technologies world-wide.

In an effort to achieve these long-term strategic, financial and operational goals, our compensation programs for 2010 are made up of the following four elements, which we discuss in greater detail below:

•	Base Salary

•	Short-Term Incentive Compensation

•	Annual Equity-based Incentive and Retention Compensation

•	Long-Term Performance-based Equity Compensation

In September 2010, we reorganized our senior leadership structure to accelerate achievement of our strategic goals and in particular, emphasize cross-service line offerings and operations. The redesigned organizational structure is intended to foster the development of comprehensive customer solutions that span our offshore production, offshore development, content and technology capabilities.

Our executive compensation programs for 2011 have been designed with an appropriate balance of long- and short-term cash and equity components to emphasize and reward achievement of these goals and to attract and retain the key talent necessary to meet them, without significant dilution of our stockholders. The Nominating and Compensation Committee has established high standards for performance by our executive officers and rigorously assesses the attainment of these standards when making compensation decisions and structuring compensation programs.

EXECUTIVE SUMMARY

Our ability to meet and exceed customer and stockholder expectations is directly linked to the performance of our leadership. Accordingly, we design and deliver an executive compensation program that is motivating, equitable, competitive, balanced across elements and strongly tied to annual and long-term performance. At the same time, our programs emphasize accountability and results and do not reward achievement below agreed-upon performance metrics. 2010 executive compensation programs were heavily weighted toward the achievement of performance objectives and the Committee has stringently assessed the attainment of these objectives by each executive officer.

During 2010, Lionbridge focused on the achievement of two strategic objectives: (1) serving its traditional localization customers in a cost-effective manner as economic conditions began to improve and (2) investing in its emerging businesses, products and technologies. In recognition of these dual objectives, the Nominating and Compensation Committee designed executive compensation in 2010 to align with these objectives and provide a strong incentive, including through performance-based awards, to achieve them. The 2010 executive compensation program reflects an appropriate mix of cash and equity and an appropriate balance of reward for the achievement of critical shorter and long-term objectives related to revenue, profitability, strategic and operational metrics. Key features of these programs in 2010 include:

•

Tying a larger portion of total compensation to the achievement of performance metrics, through an annual cash incentive plan (the “Management Incentive Plan” or “MIP”) and performance-based equity awards. More than 50% of 2010 equity grants to Executive Officers are performance-based and more than 75% of Executive Officer total compensation is performance-based.

•

Commencing the issuance of long-term performance-based equity grants (“LTIP Awards”) to individuals key to the achievement of these strategic goals and longer-term financial objectives. Our LTIP Awards vests only upon achievement of profitability and revenue metrics achieved at the end of a two-year period.

•

In 2010, granting special, one-time performance-based retention grants (“Retention Grants”) to targeted key employees critical to achievement of our long-term strategic transformation. These Retention Grants vest only upon achievement of profitability metrics at the end of three years.

The Committee has set a high threshold for performance when setting targets for the annual MIP Cash Incentive Plan and for Long-Term Performance-based Compensation, including both the LTIP and the Special Retention Grants. It rigorously assesses the performance of each executive officer in determining attainment of these thresholds and when considering adjustment to the compensation components of any executive officer. The Committee has the discretion to, moderate awards for qualitative reasons or under circumstances where it believes a full award is not appropriate, and has exercised this discretion. In particular, our executive compensation programs:

•	Provide for an award under the annual MIP Cash Incentive Plan only if at least 95% of the revenue target and 86% of the profitability target is achieved.

•

Provide the Committee with discretion to adjust revenue and profitability targets based on foreign currency exchange rate fluctuation. The Committee exercised this discretion in 2010 when it chose to not fully account for these adjustments when determining annual MIP awards and as a result, MIP cash awards were lower than they would have been had there been full adjustment for foreign currency exchange rate fluctuations.

•

Require the Committee to conduct an objective assessment of each Executive Officer’s contributions, achievement and actual performance when determining attainment of the component of annual MIP based on personal objectives.

From inception, Lionbridge has chosen to issue equity judiciously and in a manner to minimize dilution to existing shareholders. During the recent economic downturn, Lionbridge’s equity compensation practices were not altered to maintain monetary value of equity awards, which would have resulted in significantly larger equity grants. Instead, and reflecting our objective of creating a performance-driven culture, we have converted an increasing portion of time-based awards to performance-based awards.

The Nominating and Compensation Committee believes its executive compensation programs in 2010 rewarded the operating leverage and technology advancements generated by the Company during the year, without encouraging or rewarding inappropriate risk-taking detrimental to the Company.

RESPONSIBILITIES OF THE NOMINATING AND COMPENSATION COMMITTEE

Our Nominating and Compensation Committee is responsible for developing and implementing executive compensation policies that:

•	Link executive compensation to specific performance targets, including financial goals relating to revenue and profitability, technological advancements and business process improvements;

•	Integrate executive compensation with Lionbridge’s annual and long-term strategic vision;

•	Reward performance; and

•	Recognize individual leadership and achievement.

Our Nominating and Compensation Committee during fiscal year 2010 was comprised of Messrs. de Chazal, Kavanagh and Sheer, all of whom are non-employee directors as defined under Section 16 of the Exchange Act, satisfying the independence requirements of NASDAQ. Mr. Sheer serves as Chairman. In addition, each member of the Nominating and Compensation Committee is an “outside director” as defined in Section 162(m) of the Internal Revenue Code. Our Board of Directors and the Charter of our Nominating and Compensation Committee Charter have vested responsibility for the review and administration of the Company’s compensation and equity plans, including Lionbridge’s 2005 Stock Incentive Plan, and if approved, will have responsibility for review and administration of the 2011 Stock Incentive Plan, and for approving salaries and other incentive and retention compensation for Lionbridge’s officers and executives, with the Nominating and Compensation Committee. This Committee is also charged with assessing appropriate levels of risk with respect to our compensation policies. In addition, the Committee has responsibility for recommending nominees for election as directors of Lionbridge and reviewing related Board development issues including succession planning and evaluation.

The Committee is fully responsible for the evaluation and assessment of the Chief Executive Officer’s performance and compensation arrangements and, in consultation with the Chief Executive Officer, annually evaluates and assesses the performance and compensation arrangements for the other Executive Officers: the Chief Financial Officer, the Chief Sales Officer and the Senior Vice President, Worldwide Operations and General Manager of GLT.

The Committee has meetings on a quarterly basis, following each regularly scheduled Board of Director’s meeting and also meets periodically during the year as needed. At these meetings, the Committee identifies the types of performance it wishes to reward or motivate relative to the Company’s strategic objectives and structures elements of compensation accordingly. In addition, it establishes the specific metrics, discussed below, by which performance is to be measured. The Committee annually evaluates the achievement of these objectives. Before each meeting, the Committee is provided appropriate materials and information necessary to make informed decisions on the Company’s executive compensation practices. The Committee uses its judgment supported by facts and documentation in making compensation recommendations that support our philosophy and objectives.

During the first quarter of each year, the Committee reviews and adjusts, if appropriate, the four key elements of Lionbridge’s executive compensation programs:

•	Base Salary

•	Short-Term Incentive Compensation

•	Annual Equity-based Incentive and Retention Compensation

•	Long-Term Performance-based Equity Compensation

In any given year, the Committee may choose to alter or change the elements of compensation, and has the discretion to grant special awards of cash or equity in recognition of an extraordinary achievement or event involving the award recipient, or to reflect the effect of foreign currency volatility or other extraordinary events on achievement of performance. In 2010, the Committee added the Long-Term Performance-based Compensation component to provide a performance-based equity retention and incentive program for key executives in support of the Corporation’s strategic objectives. This Program replaced the 2009 Strategic Incentive Plan, which provided a cash award upon achievement of specific strategic metrics related to the development, release and deployment of commercial web-based language technologies and development of additional product and services offerings prior to the end of 2009. The Committee, upon evaluation of the 2009 Strategic Incentive Plan, determined that an equity-based award would more effectively reward achievement of current and long-term strategic objectives than a cash-based plan, and would better align key executives with stockholders.

In 2010, the Committee determined that a one-time special grant, the Retention Grant, was warranted to provide an additional retention and performance-based award for key employees, including the Executive Officers and increase the total compensation of the Executive Officers to provide a competitive level of total compensation for these individuals, as discussed further below. This Retention Grant is similarly tied to achievement of long-term performance metrics related to profitability that must be achieved within a three-year period.

In 2010, the Committee continued its practice of weighting these compensation components more heavily towards variable, performance-based compensation elements. Approximately 75% of 2010 total compensation for Executive Officers was performance-based and therefore at risk.

PAY FOR PERFORMANCE AND “AT RISK” COMPENSATION

Approximately 75% of the total compensation for the Executive Officers listed in the Summary Compensation Table below is directly linked to the Company’s performance in the form of performance-based cash and equity awards, and accordingly is “at-risk”. The Committee added Long-Term Performance-based Compensation awards beginning in 2010 as it seeks to tie an increasing portion of compensation to performance, and long-term performance in particular. The Committee has linked performance to both qualitative and quantitative performance metrics, including revenue and profitability over a defined period of time, and achievement of defined strategic or operating objectives, including technological advances and business process improvements. The Committee will continue to evaluate the effectiveness of these performance-based programs and will adjust them in the future as necessary to achieve their desired results of enhancing stockholder value.

RISK CONSIDERATIONS IN LIONBRIDGE COMPENSATION POLICIES

The Committee has discussed the concept of risk at it relates to the Company’s compensation programs and annually assesses the risk profile of its compensation program to monitor whether any element of pay or policy encourages the assumption of inappropriate or unacceptable risk to the Company. To make this assessment, the Committee focuses on the several key areas of our program including: external market reference; pay mix; performance-based variable plans; selection of performance metrics; goal setting process; and checks and balances on the payment of compensation. This provides a process to ensure that an appropriate balance between prudent business risk and resulting compensation is maintained. The Committee believes the policies and rewards structure in place appropriately balance the creation of long-term value with shorter term positive results.

The Committee believes that a significant portion of total executive compensation should be performance-based; however, it does not believe that all compensation should be at risk or performance-based. The Committee seeks to design compensation programs that offer a balanced mix of fixed and performance-based compensation, in the form of a competitive base salary and a variety of cash and equity performance based compensation programs. Based on its assessment of the Company’s compensation programs, the Committee does not believe the Company’s compensation program encourages excessive or inappropriate risk taking for the following reasons:

•

Pay is a mix of both fixed and variable compensation. The fixed portion of compensation (base salary) is designed to provide a steady income regardless of stock price. The variable portion of compensation (annual MIP and equity) is designed to reward both short- and long-term corporate performance, determined based on multiple factors. Awards are made based on a review of a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance.

•	Equity awards vest over multiple years, aligning the interests of Executive Officers to long-term stockholder interests and take into account the extreme volatility in our stock price.

•

The majority of our performance-based programs weigh key metrics of revenue and profitability equally, providing a balanced approach to responsible and profitable growth. The greater emphasis in 2010 on long-term equity compensation further encourages responsible and sustainable achievement of defined objectives.

•

Performance-based programs are subject to a maximum pay-out, which the Committee believes also mitigates excessive risk taking. Even if the Company dramatically exceeds a program’s goals, payouts are limited. Conversely, these programs are also subject to a minimum threshold for pay-out of each component and if that minimum threshold is not achieved, no pay-out is made.

•

The Company, which has operations in 26 countries, has a strong ethical foundation and strict internal controls over its financial systems and the measurement and calculation of achievement of performance metrics designed to keep them from being susceptible to manipulation by any employee. This culture extends to all 26 Lionbridge sites and to each of our 4,500 employees. In addition, Lionbridge requires that all employees world-wide annually review and confirm compliance with the Company’s Code of Business Conduct, which covers among other things, accuracy of books and records used in determining the achievement of program goals.

•	Performance-based compensation is subject to the Executive Compensation Recovery Policy, described on page 32.

ENGAGEMENT OF INDEPENDENT COMPENSATION CONSULTANT

The Committee, in accordance with its Charter, has authority to engage an independent compensation consultant and other professionals to assist it in evaluating executive compensation issues. The Committee has engaged an independent compensation consultant from time to time, including in conjunction with large-scale reviews of executive compensation programs or a significant change in corporate objectives. During 2010, the Committee engaged W.T Haigh & Co. as its independent compensation consultant with respect to executive compensation matters, for the limited purpose of reviewing the compensation of the Chief Executive Officer.

OBJECTIVES OF LIONBRIDGE COMPENSATION PROGRAMS IN 2010

Based on a detailed review of the Company’s executive compensation programs, which are designed to align our compensation elements with the financial, strategic and operational goals and objectives of the Company, the Committee identified the following objectives for its executive compensation programs in 2010:

•	Motivate the executive management team to work collectively to achieve strategic objectives including:

•

Adjusting the cost structure and operating model to focus more deeply on higher value service delivery, reductions in world-wide expense of operations, particularly in higher-cost jurisdictions, and simplification of organizational processes and business systems.

•

Strengthening the Company’s balance sheet through effective cash management, management of the impact of fluctuation in foreign currency exchange rates and aggressive management of procurement costs, operational expenses and collections, and fixed expenses such as real estate.

•

Accelerating revenue growth among all lines of business through customer satisfaction, maximizing growth opportunities in targeted areas, and deploying the Company’s technology and process innovations.

•

Focusing on improved profitability and stockholder value through technology deployment, including the development of commercial offerings of the Company’s proprietary language technologies and leveraging the use of language assets.

•

Accelerating technology development and deployment of a software as a service language technology platform, known as the GeoWorkz™ and related product offerings known as Translation Workspace™ and GeoFluent™, enhancing customer acceptance and developing market and supply chain acceptance of these technologies. Investing in and improving the Company’s technology infrastructure and technology development.

•

Increasing customer satisfaction and value by continually improving the quality and value of services through technology advances, business process improvements and the development of efficient, cost-effective and high-quality outsourced service delivery models.

•

Encourage each individual on the team to achieve specific corporate-wide, operational or functional and individual goals, including goals related to revenue growth, margin enhancement, profitability, technological innovation, cost and expense reduction and achievement of EBITDA.

•	Reward Performance when defined corporate and individual objectives and stockholder value are achieved and correspondingly, provide lower compensation when performance is less successful.

•	Retain the executive management team during the execution of strategic initiatives, product development and technological initiatives intended to create long-term and sustainable stockholder value.

•	Attract talent that will contribute to the success of the Company.

The Committee does not assign fixed percentages to the objectives above, however it does weigh each objective in relation to the operations or function for which each executive officer is responsible.

In 2010, the Committee added the Long-Term Performance-based Compensation program as a foundation of its compensation strategy to provide a performance-based equity retention and incentive program for key executives in support of the Company’s strategic objectives. Accordingly, in 2010, the Committee designed its executive compensation programs through the following four compensation elements as the means of attaining the, strategic, operational and financial objectives identified above:

•	Base Salary—a competitive base salary.

•	Short-Term Incentive Compensation—through participation in the annual MIP Cash Incentive Plan.

•	Annual Equity-based Incentive and Retention Compensation—annual equity grants that vest over time.

•

Long-Term Performance-based Equity Compensation—LTIP Awards and for 2010, the special, one-time Retention Grants that vest upon achievement of performance metrics achieved within two or three years of grant.

PEER GROUPS

In connection with its review of CEO compensation in mid-2010, the Committee’s independent compensation consultant, W.T. Haigh & Co, recommended a peer group of companies for consideration by the Committee. The Committee reviewed the recommendation and concurred that the Peer Group described below is appropriate to utilize for external compensation comparisons for both the CEO and the Executive Officers as a group for 2011. Criteria used to select these companies include industry comparability, geographical scope, revenue size and market capitalization, and product/service comparability.

Applying these criteria to the peer group for fiscal year 2011, the peer group includes:

ACI Worldwide, Inc.

Bowne & Co Inc.

Computer Task Group Inc.

Digital River Inc.

Epicor Software Corp.

Manhattan Associates Inc.

Mentor Graphics Corp.

Moduslink Global Solutions

Novell Inc.

Progress Software Corp.

Sapient Corp.

Stream Global Services Inc.

Tibco Software Inc.

With respect to 2010 executive compensation matters, other than as described above with respect to CEO Compensation, the Committee did not adopt a formal peer group.

ELEMENTS OF LIONBRIDGE EXECUTIVE COMPENSATION PROGRAMS IN 2010

In addition to establishing a competitive base salary for executives, the Nominating and Committee uses a mix of short and long term compensation vehicles to meet the Company’s compensation objectives.

Base Salary. Base salaries for Lionbridge’s executives are established based on the scope of their responsibilities, taking into account competitive market compensation for the industry and the geography. Base salaries are reviewed annually, generally in the first quarter of each year, although they are not necessarily adjusted annually. In 2010, the Committee, with the assistance of an independent compensation consultant, undertook a comprehensive review of the CEO’s total compensation, including base salary, to ensure alignment with the objective of providing a competitive base salary, and to support the retention objectives of the Company’s compensation programs. In August 2010, Mr. Cowan’s base salary was increased from $550,000 to $600,000 to more closely align his base salary to that of other CEOs in the Peer Group, as discussed in greater detail below. Base salaries of the CFO, CSO and Senior Vice President and General Manager were not adjusted in 2010; however the base salary of the CFO was adjusted in February 2011 to more closely align his base salary to that of other CFOs in the Peer Group.

Short-Term Incentive Compensation—Management Incentive Plan. Short-term performance-based incentive compensation was provided through the annual MIP. The MIP provides each executive officer with the potential to earn a cash incentive upon attainment of performance metrics related to revenue and profitability, as well as personal objectives.

MIP. Under the annual MIP Cash Incentive Plan, each executive is eligible to receive a cash award (“Target Incentive Compensation”) based upon a pre-determined percent of base salary upon achievement by Lionbridge of identified corporate-wide objectives relating to:

•	Profitability

•	Revenue

•	Attainment of objectives specifically related to the operations or function for which such Executive Officer is responsible.

No payout under the Profitability component of annual MIP is made unless Profitability is at least 86% of the agreed upon Target and no payout under the Revenue component of annual MIP is made unless Revenue is at least 95% of the agreed upon Target (the “Minimum Thresholds”). If actual results show that the Target for any of the three components is exceeded, the bonus opportunity is increased proportionately up to a maximum of 125% of such individual’s target bonus. If actual results show that the Target for any of the three components is not achieved, but is above the applicable Minimum Threshold, the bonus opportunity will be reduced proportionately to 50% of each individual’s target bonus. Each individual’s target bonus opportunity is set at a percent of his or her base salary.

Target Incentive Compensation levels were reviewed by the Committee in 2010 and existing levels were maintained for all Executive Officers except the CEO. The CEO’s target bonus opportunity was increased in 2010 from 110% of base salary to 120% of base salary, in connection with the comprehensive review by the

Committee of the retention and incentive value of the CEO’s total compensation relative to the Peer Group. Target Incentive Compensation is designed to reward achievement of performance objectives and provide a tangible incentive towards such achievement.

Under the terms of the 2010 MIP, a participating Executive Officer was entitled to his or her target bonus based on achievement of each performance metric targets relating to Profitability, Revenue and Personal Objectives (the “Target”). Each individual’s target bonus opportunity was set at a percentage of his or her base salary.

2010 MIP Performance Targets of Revenue, Profitability and Personal Objectives. The Committee, in consultation with the Chief Executive Officer, annually establishes the performance objectives and funding thresholds for the MIP. Performance thresholds for 2010 were based on achievement of pre-established Profitability, Revenue and Personal Objectives targets. The Committee has the discretion to interpret the annual MIP as necessary to ensure that the underlying purposes of the annual MIP are met and to make adjustments to reflect the impact of foreign currency exchange rate fluctuations and other extraordinary events. Under the 2010 MIP, Executive Officers were eligible to receive a cash bonus, calculated based on a specified percent of their respective 2010 base salaries, upon achievement of each of the following three equally weighted performance metrics:

•	Achievement of internal revenue targets for the year ending December 31, 2010 (1/3)

•	Achievement of identified Lionbridge internal profitability targets for the year ending December 31, 2010 (1/3)

•	Achievement of identified personal objectives (1/3).

The pre-established Revenue and Profitability targets and the threshold achievement for payment of such targets for the MIP in 2010 were as follows:

•	Revenue Target (adjusted for currency): $409 Million. The threshold for payment of this component was achievement of at least 96.6% of the Revenue Target, or $395 Million.

•

Profitability Target (adjusted for currency): $24.8 Million, based on the Company’s earnings before interest, taxes depreciation, amortization, restructuring costs, stock based compensation charges and other one-time events. The threshold for payment of this component was achievement of at least 86% of the Profitability Target, or $21.35 Million.

When establishing the 2010 Revenue and Profitability Targets, the Committee set thresholds at a level above budget targets for the year in order to reward performance that exceeded budget.

The Personal Objective component of annual MIP was established by the Committee for each Executive during the first quarter of 2010. In doing so, the Committee established personal objectives for each Executive, considering the overall objectives of the Company’s compensation programs as described above under “Objectives of Lionbridge Compensation Programs” and by identifying specific factors related to the operational unit or functional areas for which each such Executive Officer is responsible. The Committee establishes goals that are aggressive and require substantial effort and focus for attainment to ensure steady progress toward the achievement of the Company’s long-term strategic goals and transformation.

During the majority of 2010, Mr. Broekmate and Ms. Shannon shared responsibility as General Managers of GLT and accordingly, their 2010 MIP targets reflect their contributions in that capacity. Ms. Shannon now serves exclusively as the CSO and Mr. Broekmate is the sole General Manager of GLT, among his other responsibilities. For purposes of the 2010 MIP, Mr. Broekmate and Ms. Shannon’s objectives related to their roles as General Managers of GLT.

The specific objectives for each Executive were identified as follows:

•

General Managers of GLT: Achievement of internal product line revenue and profitability targets; customer satisfaction; business process improvements; enhanced cost containment, cash management and collection activities; restructuring activities in higher-cost production geographies; cross-selling with other product lines; migration of production to global delivery centers and accelerated use and adoption of technology.

•

Chief Financial Officer: Improved cash management and forecasting, deployment of effective strategies to manage foreign currency exchange rate volatility, inter-company costs and world-wide tax exposures; renewal of revolving credit facility with more flexibility and greater alignment to the Company’s strategic goals, and rationalization of real estate portfolio.

•

Chief Executive Officer: Overall responsibility for achievement of internal revenue and profitability targets; acceleration of deployment of commercial technology offerings; development of emerging product lines; development and deployment of an integrated language technology offering; enhanced cost containment, cash management and collection activities; and execution of the Company’s long-term strategies to improve stockholder value.

Determination of Achievement of Revenue and Profitability Components under the 2010 MIP. Shortly after the end of 2010, the Nominating and Compensation Committee determined that the Minimum Thresholds related to funding both the Revenue and the Profitability components of the 2010 MIP were achieved, following adjustment of the targets to reflect the effects of foreign currency exchange rate fluctuation in the year. However, the Committee, in its discretion, adjusted the revenue and profitability thresholds to reflect a portion but not the full effect of foreign currency exchange rate fluctuation in the year. Full adjustment of the Revenue component would have resulted in funding at 86% and full adjustment of the profitability component would have resulted in funding at 102%. The Committee determined instead to fund the Revenue component at 75% and the Profitability component at 100%, thereby utilizing its discretion to adjust awards downward, to further encourage future attainment of sustainable results. Accordingly, each Executive Officer participating in the 2010 MIP received amounts related to achievement of components of the annual MIP related to Revenue and Profitability reflecting the Revenue Target multiplied by 75%, and the Profitability Target multiplied by 100%.

Determination of Achievement of Personal Objectives Targets under the 2010 MIP. When the Committee determines whether the Revenue and Profitability Targets have been met, it assesses the extent to which each Executive Officer has achieved the previously established Personal Objective component. The Committee bases its determination on quantitative and qualitative factors, as some metrics are based on financial or other quantitative performance, while others are based on qualitative assessments of performance by the Committee and the Chief Executive Officer. As noted above, the Committee has established very high expectations for attainment of Personal Objectives and does not expect that every objective will be fully met each year. Rather, the Committee assesses progress toward the long-term strategic goals. Accordingly, less than full attainment of the Personal Objective component merely indicates that not all of the Personal Objectives were fully met, although many may have been met in whole or in part. The Committee views full attainment of Personal Objectives as an extraordinary accomplishment. The Committee was pleased to conclude that each executive officer achieved a significant portion of his or her Personal Objectives in 2010 and that Mr. Muir, the CFO, attained all of his Personal Objectives.

The Personal Objective component of awards made to each Executive Officer ranged from 59% attainment in the case of the General Managers of GLT to complete attainment in the case of the CFO, whose performance and achievements were fully met, based on the Committee’s determination of the level of achievement of each Executive of his or her Personal Objectives as established by the Committee at the beginning of 2010. CEO attainment was determined by the Committee to be 63%. In making these determinations, the Committee noted the significant tangible improvements to the Corporation’s balance sheet and implementation of effective tax, cash and currency management strategies during the year under the leadership of the CFO. With respect to the General Managers of GLT, the Committee rewarded the implementation of operational improvements and efficiencies and high customer satisfaction, tempered by lower than expected revenue growth within the business. The CEO’s leadership in defining and executing the strategic vision of the Company, and in particular, the development and release of technology offerings and attracting key new talent, was reflected in Mr. Cowan’s Personal Objective award.

Long-term Equity-based Compensation. The Committee uses equity awards as its primary long-term compensation vehicle. In 2010, the Committee continued its practice of awarding Executive Officers and other key employees equity consisting of stock options and restricted stock or restricted stock units, with vesting generally occurring over four years. All stock options are granted under the 2005 Stock Incentive Plan, a plan which has been approved by the Company’s stockholders and requires that stock options be granted at an exercise price of at least fair market value on the date of grant.

Annual equity awards are typically made by the Committee during the first quarter of each year. In January 2010, the Committee granted each Executive Officer shares of restricted stock and stock options, each of which vest over a four-year period. In February 2010, consistent with its objective of increasing the amount of long-term performance based compensation, the Committee granted each Executive Officer an LTIP—shares of restricted stock with restrictions that lapse upon achievement of specified revenue and profitability targets within two years from the date of grant. In addition to the annual stock and option grants made by the Committee in 2010, and the LTIP Award, the Committee also granted each Executive Officer an additional one-time performance-based equity award in June 2010 – the Retention Grant. The Retention Grant was awarded to encourage these executives to maintain their dedication, focus and loyalty to the Company and work towards the achievement of its strategic goals. This special grant, with restrictions that lapse if profitability targets are achieved within three years from the date of grant, was made in part to address the retention value of equity awards then held by such Executive Officers and provide for a more competitive total compensation package. In addition, the Committee authorized these grants with the expectation that future payouts with respect to these awards will reward the contributions made by the executives during 2010 and the years to come to strengthen the Company and its future stock price performance, consistent with stockholder gains.

The Committee believes that equity incentives, in the form of restricted stock awards and stock options with vesting over time and others upon achievement of performance objectives, are an effective vehicle for the long-term element of compensation, as these align individual and team performance with the achievement of the Company’s strategic and financial goals over time, and with stockholders’ interests. The Committee generally provides a mix of restricted stock grants and stock option awards. These two equity vehicles reward stockholder value creation in slightly different ways. Stock options, which have exercise prices of at least fair market value of the Company’s stock on the date of grant, reward Executive Officers only if the stock price increases from the date of grant. Restricted Stock awards are impacted by all stock price changes, so the value to the Executive Officers is affected by both increases and decreases in stock price from the market price at the date of grant.

During 2010, approximately 90% of the total value of long-term equity compensation awards granted in 2010 was in the form of restricted stock, with stock options accounting for the remaining value. The Committee established this allocation in order to weight equity incentives more towards the type of award that reflected both increases and decreases in stock price from the grant date market price as a way of tying compensation more closely to changes in stockholder value at all levels. Moreover, nearly 50% of 2010 restricted stock grants were performance grants. In addition, the weighting toward restricted stock allows the Committee to deliver equivalent value with less use of authorized shares. The Committee may in the future adjust this mix of award types or approve different award types, as part of the overall incentive award.

The term of stock options granted under the Company’s equity plans is generally 5 to 7 years. The Committee reviews the term of stock options from time to time prior to grant.

2011 COMPENSATION OBJECTIVES

In January 2011, the Committee reviewed its compensation objectives and concluded that it would continue to base Executive Compensation on the four elements utilized in 2010 – Base Salary, Short-Term Incentive Compensation (MIP Annual Cash Incentive Plan), Equity-based Compensation and Long-Term Performance-based Compensation.

2011 MIP. In January 2011, the Committee established performance thresholds for the MIP Annual Cash Incentive Plan in 2011, which are substantially similar in focus and structure to those established in 2010. The 2011 MIP is based on achievement of pre-established Profitability, Revenue, and Personal Objective targets. Executive Officers of Lionbridge are eligible to receive a cash bonus, calculated based on a specified percent of their respective 2010 base salary, upon achievement of each of the following three equally weighted performance targets. The Personal Objectives established for 2011 again reflect the Committee’s philosophy of setting high expectations of performance in order to accelerate the Company’s strategic transformation.

•	Achievement of internal revenue targets for the year ending December 31, 2011 (1/3)

•	Achievement of identified Lionbridge internal profitability metrics for the year ending December 31, 2011, (1/3); and

•

Achievement of identified personal objectives, which in the case of Executive Officers with operational responsibility, are tied to performance relative to those operations and in the case of Executive Officers with functional responsibilities, are tied to performance relative to that particular function, (1/3).

•

General Manager of GLT: Achievement of internal product line revenue and profitability targets; customer satisfaction; business process improvements; enhanced cost containment; cash management and collection activities; conclusion of multi-year restructuring initiative; migration of production to global delivery centers and accelerated use and adoption of technology.

•

Chief Financial Officer: Improved cash management and forecasting, deployment of effective strategies to manage foreign currency exchange rate volatility, inter-company costs and world-wide tax exposures, and rationalization of real estate portfolio.

•

Chief Sales Officer: Acceleration of revenue growth, particularly in certain identified markets; enhanced sales training and sales metrics; development and enhancement of cross-product line sales strategies; and design and management of an efficient and effective sales incentive compensation program.

•

Chief Executive Officer: Overall responsibility for achievement of internal revenue and profitability targets; enhanced cost containment, cash management and collection activities; acceleration of deployment of commercial technology offerings; and execution of the Company’s long-term strategies to improve stockholder value.

Under the terms of the 2011 MIP, a participating Executive Officer will receive his or her target bonus based on achievement of each equally rated performance metric target. If actual results show that the Target for any of the three components is exceeded, the bonus opportunity will be increased proportionately up to a maximum of 125% of such individual’s target bonus. If actual results show that the Target for any of the three components is not achieved, but is above a pre-determined minimum threshold, the bonus opportunity will be reduced proportionately to 50% of each individual’s target bonus. Each individual’s target bonus opportunity is set at a percent of his or her base salary.

The Committee believes that the thresholds are attainable but will require focused execution by the executive team and the Company of its strategic goals and objectives.

Equity-based Incentive and Retention Compensation. In January 2011, the Committee granted restricted stock and stock options to the Executive Officers. These equity grants vest over 4 years and the stock options have a term of 7 years. All stock option grants are exercisable at the fair market value of the Company’s common stock on the date of grant. The Committee continues to believe that equity grants that vest over time are an effective incentive and retention vehicle for the Executive Officers.

Long-term Performance-based Compensation. As discussed above, in 2011, the Committee granted LTIP Awards in addition to the traditional stock and option awards. The LTIP Award is designed to provide an incentive for the achievement of specific, identified long-term objectives related to revenue and profitability growth during the two year period following grant. If these objectives are not attained, the Executive’s shares will be forfeited to the Company.

EQUITY GRANT PRACTICES

The Nominating and Compensation Committee is required to approve all equity grants, including those to the Executive Officers and other key employees of the Company. Generally, equity awards are made on an annual basis to Executive Officers and key employees during the first quarter of each year, at either a special meeting or a regular quarterly meeting. Grants to newly hired employees are either made on the date the employee commences employment or at the next regularly scheduled Committee meeting. All awards are approved by the Committee and grants are made at fair market value on the date of grant.

Grant guidelines have been established by the Company for various tiers or categories of employees and have been reviewed and approved by the Committee with respect to guidelines applicable to Executive Officers. The Committee annually examines both the size of proposed grants to key employees generally and to the executive management team in particular, and the applicable vesting schedule for such grants. Recommendations for equity grants to Executive Officers and key employees are presented to the Committee by the Chief Executive Officer and the Senior Vice President of Human Resources in accordance with the grant guidelines, and as appropriate, in consultation with the individuals’ managers. Grants to any particular individual, including any Executive Officer, are made following review of the individual’s existing overall cash and equity compensation, including an assessment of the retention and incentive value of existing equity awards, and an assessment of the retention and incentive objectives of the Company. As part of this evaluation, the Committee reviews tally sheets which show the executive’s compensation, including the value of equity and cash incentive compensation. In addition, the Committee also considers the amount of equity overhang, dilution, accounting treatment under FAS 123R and other financial accounting standards and regulations, and tax implications, particularly with respect to Section 162(m) of the Internal Revenue Code. The Committee may delegate to the Chief Executive Officer authority to make or allocate equity awards to employees who are not Executive Officers.

The Company has never granted options at a price other than the fair market value of Lionbridge Common Stock on the date of grant. The Company has conducted an examination of books and records of the Company and no evidence of option backdating was found to exist. The Company’s independent auditors reviewed this examination and concurred with these conclusions.

CEO COMPENSATION

The Committee annually reviews the overall compensation package provided to the Chief Executive Officer, including a review of the key compensation elements of base salary, short- and long-term incentive compensation, annual equity-based incentive and retention compensation and long-term performance-based equity, to ensure that it is competitive, provides an appropriate incentive for performance achievement consistent with Company goals, objectives and strategies, and maintains its retention value over time. In 2010, the Committee reviewed Mr. Cowan’s compensation, which resulted in an increase in his base compensation from $550,000 to $600,000 and in his Target Incentive Compensation from 110% to 120% of base salary. Mr. Cowan’s base salary had not been adjusted since 2006 and his Target Incentive compensation had not been adjusted since 2008.

In making these adjustments to Mr. Cowan’s compensation, the Committee consulted with its independent compensation consultant, W.T. Haigh & Co. As part of the analysis, they reviewed the components of Mr. Cowan’s compensation against those of CEOs in the Peer Group. Through this analysis, the Committee determined that Mr. Cowan’s total direct compensation (comprised of base salary, cash incentive compensation and equity) was in the lowest quarter of the total direct compensation of CEOs in the Peer Group. In examining the components of Mr. Cowan’s compensation, the Committee noted that while Mr. Cowan’s base salary and bonus opportunity were just below the median for the Peer Group, the equity component of Mr. Cowan’s total direct compensation was significantly lower than that of the Peer Group, and was in the bottom quarter, in large part due to historical equity grant practices that were based on number of shares rather than value. Accordingly, the Committee determined that a modest increase in base salary and cash bonus opportunity and a more significant equity grant would provide a more effective, appropriate and competitive overall compensation package. In designing this package, the Committee, determined that a larger portion of the CEO’s equity compensation should be aligned with achievement of performance objectives over multiple years and accordingly, granted Mr. Cowan a long-term equity award vesting upon the achievement of revenue and profitability targets over two years and an special long-term Retention Award, vesting upon achievement of profitability targets over three years.

Mr. Cowan’s terms of employment are governed by an Employment Agreement entered into in September 2006. The Employment Agreement provides Mr. Cowan with certain levels of salary and benefit continuation following termination of employment for specified reasons, including upon a change of control. If Mr. Cowan’s employment is terminated without cause or for good reason within 24 months of a change of control of Lionbridge (a “double trigger”), then Mr. Cowan is entitled to severance benefits as follows: (a) a lump sum cash payment equal to 200% of his then current base salary and Target Incentive Compensation; (b) payment of a pro rata portion of his Target Incentive Compensation for the year of termination; and (c) continuance, at Lionbridge’s expense, of the executive’s health and related welfare benefits for a period of 24 months, following termination. In addition, upon a change of control, unvested stock option and restricted stock awards will become fully vested. The Committee determined that the terms of the Employment Agreement reflected an appropriate level of compensation for a chief executive officer leading a company of Lionbridge’s current size and complexity.

POST-TERMINATION AND CHANGE OF CONTROL

In addition to Mr. Cowan’s Employment Agreement described above which addresses CEO compensation upon termination of employment or change of control, the Committee has adopted the following additional policies and plans relating to compensation to the remaining members of the executive team upon termination of employment or change of control. Mr. Cowan is the only Executive Officer with an Employment Agreement. The Company does not provide retirement benefits or a retirement plan.

Severance Benefits. In 2008, the Committee revised the Lionbridge Severance Policy for Executive Officers to increase the benefits payable upon a termination other than for cause from three months to six months of base salary continuation, plus continuation of health and welfare benefits. Mr. Broekmate and Ms. Shannon, under Lionbridge’s severance policy for Executive Officers, would receive six monthly severance payments, each in an amount equal to his or her then currently monthly base compensation, if Lionbridge terminates his or her employment other than for cause, and health benefit continuation for such period. Under the terms of his offer letter, Mr. Muir is entitled to receive base salary continuation payments for a period of twelve months if he is terminated without cause.

Non-Competition Agreements. Each Executive Officer has entered into a non-competition agreement with Lionbridge upon the commencement of his or her employment. The agreements provide that such Executive Officer will not, during the course of his or her employment and the twelve months following the date of the termination of his or her employment with Lionbridge, (1) engage or otherwise have a financial interest in any business activity which is in competition with any of the products or services being provided by Lionbridge, (2) solicit Lionbridge’s employees, or (3) solicit or do business with any present or past customer of Lionbridge’s, or any prospective customer of Lionbridge’s, in connection with any business activity which would be in violation of the non-competition agreement. Mr. Cowan’s non-competition arrangements are reflected in his Employment Agreement.

Change of Control Plan. The Company’s Change of Control Plan is designed to protect executives against the loss of their positions following a transaction that involves a change in the ownership or control of the Company, and against loss of the anticipated benefits of their long-term incentive compensation arrangements. The goal of the Change of Control Plan and the related arrangements is to allow the Executive Officers to focus on evaluating strategic opportunities on their merits without being distracted by concerns about the impact of such events on their personal positions. The Change of Control Plan was amended and restated in 2008 to incorporate technical modifications related to compliance with newly issued regulations under Section 409A of the Internal Revenue Code.

Under the terms of the Change of Control Plan, if the employment of any Executive Officer is terminated without cause or for good reason within 18 months, for any Executive Officer other than the CEO, of a change of control of Lionbridge (a “double trigger”), then the Executive Officer is entitled to severance benefits as follows: (a) a lump sum cash payment equal to 150% of the executive’s then current base salary and Target Incentive Compensation; (b) payment of a pro rata portion of the executive’s Target Incentive Compensation for the year of termination; and (c) continuance, at Lionbridge’s expense, of the executive’s health and related welfare benefits for a period of 18 months, following the executive’s termination. The Change of Control Plan also provides that, upon a change of control of Lionbridge, (i) 50% of any unvested stock options held by an Executive Officer shall vest and become immediately exercisable and (ii) the remaining 50% of the unvested stock options held by the Executive Officer will vest and become exercisable on the earlier of six months following the change of control or on the date such executive’s employment is terminated without cause or for good reason.

Each Executive Officer, except for Mr. Cowan, has entered into a Change of Control Agreement with the Company with respect to such officer’s rights and obligations under the Change of Control Plan. Mr. Cowan is not a participant under the Change of Control Plan as his benefits upon a change of control of the Company are determined by his Employment Agreement.

Executive Compensation Recovery Policy. In 2010, the Committee adopted an Executive Compensation Recovery Policy with respect to all performance-based awards, including annual MIP awards, made to Executive Officers and other designated executives, relating to recoupment or forfeiture in the event the Company’s financial results are subject of a restatement (other than a restatement for a change in accounting policies) where the restatement results in a material impact on the financial statements; or in the event of fraud or misconduct that results in inflated performance based incentive compensation. This Policy would apply, at the Board’s discretion, to the individuals responsible for the misconduct and, in the case of a restatement of financial statements, to all executives whose incentive compensation was affected by the restatement.

Perquisites and Other Benefits. Other than as noted below, during 2010, Lionbridge did not provide any additional perquisites or benefits to its executives that it did not otherwise provide to its employees generally, other than as described below. Ms. Shannon, a resident of Canada, is not eligible to participate in the Lionbridge 401(k) Plan or certain other benefits available to U.S. employees generally. In lieu thereof, Lionbridge provides Ms. Shannon with life, accidental death and disability insurance, long-term disability insurance and makes an annual contribution to her pension. In addition, she receives reimbursement from Lionbridge for tax preparation services and a car allowance. Executive Officers receive an executive medical benefit consisting of a physical examination at a leading medical facility. Lionbridge provides to the Executive Officers and approximately 20 additional key employees a long-term care base plan, enhanced long-term disability coverage and an enhanced life insurance plan. The long-term care plan is an optional benefit to all other employees at their cost. In addition, long term disability coverage for the Executive Officers and the designated key employees will be enhanced to provide for a benefit of up to 70% of the participant’s base salary. The enhanced life insurance plan provides the Executive Officers with a life insurance benefit of three times annual base salary, up to a maximum $1.2 million per individual.

ACCOUNTING AND TAX IMPLICATIONS OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a tax deduction to public companies for certain compensation in excess of $1,000,000 paid to the Company’s Chief Executive Officer and the four other most highly compensated Executive Officers. Certain performance-based compensation approved by the Company’s stockholders, including option grants under the Company’s stock incentive plan, is not subject to the deduction limit. The Company reviews periodically the potential consequences of Section 162(m), and in the future may decide to structure the performance-based portion of its Executive Officer compensation to comply with certain exemptions provided in Section 162(m). However, to maintain flexibility in compensating

Executive Officers in a manner designed to achieve varying corporate goals, the Compensation Committee currently does not have a policy that all compensation must be deductible.

Nominating and Compensation Committee Report

The Nominating and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on its review of, and the discussions with management with respect to the Compensation Discussion and Analysis, the Nominating and Compensation Committee recommended to the Board and the Board has agreed that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

Claude Sheer (Chairperson)

Guy L. de Chazal

Paul Kavanagh

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table contains certain information about the compensation that our Executive Officers earned in fiscal years 2010, 2009 and 2008.

Summary Compensation Table for Fiscal Years 2010, 2009 and 2008

Name and Principal Position	Year	Salary[1] ($)	Bonus ($)	Stock Awards[2] ($)	Option Awards[2] ($)	Non-Equity[3] Incentive Plan Compensation ($)	All Other Compensation[4] ($)	Total ($)
Rory J. Cowan,	2010	$574,423	$0	$1,472,700	$107,481	$571,142	$24,861	$2,750,607
Chairman, Chief	2009	$550,000	$0	$414,745	$60,465	$453,750	$21,290	$1,500,250
Executive Officer and President	2008	$550,000	$0	$614,000	$94,827	$326,700	$22,571	$1,608,098
Henri Broekmate,	2010	$300,000	$0	$664,200	$53,740	$140,385	$19,064	$1,177,389
Senior Vice President, WW Operations and General Manager GLT	2009	$267,308	$0	$150,973	$19,918	$139,250	$14,176	$591,625
	2008	$250,000	$0	$211,000	$31,609	$81,000	$15,355	$588,964

Donald M. Muir,	2010	$300,000	$0	$664,200	$53,740	$170,382	$16,009	$1,204,331
Chief Financial Officer and	2009	$300,000	$0	$182,008	$25,581	$135,000	$13,179	$655,768
Senior Vice President	2008	$300,000	$0	$0	$0	$97,200	$13,335	$410,535
Paula Shannon,	2010	$300,000	$0	$664,200	$53,740	$140,385	$20,665	$1,178,990
Chief Sales Officer and	2009	$267,308	$0	$150,973	$19,918	$139,250	$18,959	$596,408
Senior Vice President	2008	$250,000	$0	$197,600	$31,609	$81,000	$34,665	$594,874

FOOTNOTES

(1)	Effective November 1, 2009, Mr. Broekmate’s and Ms. Shannon’s base salaries were increased to $300,000. Effective in February 2009, Ms. Shannon commenced receiving her salary in Canadian dollars instead of US dollars. Amounts reported for Ms. Shannon reflect the U.S. dollar value of her salary. Effective August 1, 2010, Mr. Cowan’s base salary was increased from $550,000 to $600,000.

(2)	Without taking into account the impact of the forfeiture rate relating to service based vesting conditions, these amounts represent the aggregate grant date fair value of restricted stock, restricted stock unit and option awards for fiscal 2010 fiscal 2009 and fiscal 2008, respectively. These amounts do not represent the actual amounts paid to or realized by the Executive Officer for these awards during fiscal years 2010, 2009, or 2008. The value as of the grant date for stock options and restricted stock awards is recognized over the number of days of service required for the grant to become vested. A portion of the amounts reported under the “Stock Awards” column represent Long-Term Incentive Performance Awards (LTIP Awards) and the special one-time Retention Grant that will not vest unless or until revenue and/or profitability targets are met in 2012 and 2013.

(3)	Cash award earned for 2010 performance under the Lionbridge Management Incentive Plan and paid during 2011.

(4)	Includes $2,250 for each of Messrs. Cowan, Muir and Broekmate as a Lionbridge match of 401(k) contributions, and for each executive other than Ms. Shannon, includes the value of employer-provided health and welfare benefits. Ms. Shannon, a resident of Canada, is not eligible to participate in the 401(k) program and does not receive health or welfare benefits from Lionbridge. In lieu thereof, she receives life insurance, accidental death and disability insurance, long-term disability insurance and an annual pension contribution in the aggregate amount reported as “All Other Compensation.”

Grants of Plan-Based Awards in the Fiscal Year Ended December 31, 2010

The following table shows all awards granted to each of our Executive Officers during the fiscal year ended December 31, 2010.

Grants of Plan-Based Awards in Fiscal Year Ending December 31, 2010

Name	Grant Date and Date of Corporate Action	Estimated Future Payouts under Non-Equity Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Rory J. Cowan	01/28/2010								80,000	$2.32	$107,481
Rory J. Cowan	01/28/2010							240,000			$556,800
Rory J. Cowan	02/05/2010				40,000	80,000	80,000				$194,400
Rory J. Cowan	06/14/2010				75,000	150,000	150,000				$721,500
Rory J. Cowan		$315,933	$689,308	$718,029
Henri Broekmate	01/28/2010								40,000	$2.32	$53,740
Henri Broekmate	01/28/2010							120,000			$278,400
Henri Broekmate	02/05/2010				20,000	40,000	40,000				$97,200
Henri Broekmate	06/14/2010				30,000	60,000	60,000				$288,600
Henri Broekmate		$90,000	$180,000	$375,000
Donald M. Muir	01/28/2010								40,000	$2.32	$53,740
Donald M. Muir	01/28/2010							120,000			$278,400
Donald M. Muir	02/05/2010				20,000	40,000	40,000				$97,200
Donald M. Muir	06/14/2010				30,000	60,000	60,000				$288,600
Donald M. Muir		$90,000	$180,000	$375,000
Paula Shannon	01/28/2010								40,000	$2.32	$53,740
Paula Shannon	01/28/2010							120,000			$278,400
Paula Shannon	02/05/2010				20,000	40,000	40,000				$97,200
Paula Shannon	06/14/2010				30,000	60,000	60,000				$288,600
Paula Shannon		$90,000	$180,000	$375,000

FOOTNOTES:

(1)	The amounts shown in the “Estimated Future Payouts under Non-Equity Plan Awards” column, subcolumn “Threshold,” reflect the minimum payout level under the Lionbridge Management Incentive Plan for 2010. The amounts shown in the subcolumn of “Target” reflect 100% of such Executive’s target bonus opportunity, and the amounts shown in the subcolumn of “Maximum” reflect 125% of such Executive’s target bonus opportunity, an amount that would have been payable had the Company exceeded the Target by 125% or more. These amounts are based on the Executive Officer’s base salary and target bonus opportunity for 2010, as further described in the section titled “Short-Term Incentive Compensation” in the Compensation Discussion and Analysis. Actual payouts made to Executive Officers for 2010 performance under the Lionbridge Management Incentive Plan are shown in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	The exercise price of all stock options granted under any Lionbridge equity plan is equal to the closing price of the Common Stock on the date of grant.

(3)	Without taking into account the impact of the forfeiture rate relating to service based vesting conditions, these amounts represent the aggregate grant date fair value of restricted stock, restricted stock unit and option awards for fiscal 2010, fiscal 2009 and fiscal 2008, respectively. These amounts do not represent the actual amounts paid to or realized by the Executive Officer for these awards during fiscal years 2010, 2009 or 2008. The value as of the grant date for stock options and restricted stock awards is recognized over the number of days of service required for the grant to become vested.

(4)	Equity awards that will not vest unless or until revenue and/or profitability targets are met in 2012 (in the case of the LTIP Award of February 5, 2010) and 2013 (in the case of the special one-time Retention Grant of June 14, 2010). The number of shares reported in the Target and Maximum columns reflect the maximum number of shares that would vest if the applicable performance targets are met. If the applicable minimum threshold is attained, 50% of the shares granted would vest and the actual number of shares that would vest increases proportionately up to 100% based on percentage attained above the minimum threshold.

Outstanding Equity Awards at December 31, 2010

The following table sets forth information with respect to outstanding stock options and stock awards held by our Executive Officers as of December 31, 2010.

Outstanding Equity Awards At December 31, 2010

	Option Awards[1]					Stock Awards[2]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards:. Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Rory J. Cowan							540,001	$1,992,604	430,000		$1,586,700
Rory J. Cowan	120,000	0	0		$7.05	02/15/2011
Rory J. Cowan	284,803	0	0		$1.50	06/01/2011
Rory J. Cowan	0	0	100,000	[3]	$7.61	09/19/2011
Rory J. Cowan	0	0	0		$0.00	01/25/2012	100,000
Rory J. Cowan	175,000	25,000	0		$5.74	02/15/2012
Rory J. Cowan	0	0	0		$0.00	02/15/2012	16,250
Rory J. Cowan	100,000	0	0		$1.56	07/22/2012
Rory J. Cowan	100,000	0	0		$1.84	10/15/2012
Rory J. Cowan	0	0	0		$0.00	01/30/2013	65,813
Rory J. Cowan	0	0	0		$0.00	05/14/2013	117,938
Rory J. Cowan	0	0	100,000	[3]	$7.61	09/19/2013
Rory J. Cowan	200,000	0	0		$9.82	11/21/2013
Rory J. Cowan	125,000	0	0		$5.79	02/16/2015
Rory J. Cowan	0	0	100,000	[3]	$7.61	09/19/2015
Rory J. Cowan	10,969	18,281	0		$1.68	01/05/2016
Rory J. Cowan	8,937	26,813	0		$1.70	05/14/2016
Rory J. Cowan	0	0	0		$0.00	09/19/2016			200,000	[3]
Rory J. Cowan	37,500	22,500	0		$3.07	01/25/2018
Rory J. Cowan	0	80,000	0		$2.32	01/28/2017
Rory J. Cowan	0	0	0		$0.00	01/30/2014	240,000
Rory J. Cowan	0	0	0		$0.00	02/05/2020			80,000	[4]
Rory J. Cowan	0	0	0		$0.00	12/31/2012			150,000	[4]
Henri Broekmate							232,344	$857,349	100,000		$369,000
Henri Broekmate	40,000	0	0		$7.05	02/15/2011
Henri Broekmate	0	0	0		$0.00	01/25/2012	30,000
Henri Broekmate	57,750	8,250	0		$5.74	02/15/2012
Henri Broekmate	0	0	0		$0.00	02/15/2012	5,500
Henri Broekmate	0	0	0		$0.00	11/03/2012	10,000
Henri Broekmate	0	0	0		$0.00	01/30/2013	20,250
Henri Broekmate	0	0	0		$0.00	05/14/2013	46,594
Henri Broekmate	25,000	0	0		$9.82	11/21/2013
Henri Broekmate	35,000	0	0		$5.79	02/16/2015
Henri Broekmate	1,125	5,625	0		$1.68	01/05/2016
Henri Broekmate	0	9,282	0		$1.70	05/14/2016
Henri Broekmate	2,500	7,500	0		$3.07	01/25/2018
Henri Broekmate	0	40,000	0		$2.32	01/28/2017
Henri Broekmate	0	0	0		$0.00	01/30/2014	120,000
Henri Broekmate	0	0	0		$0.00	02/05/2020			40,000	[4]
Henri Broekmate	0	0	0		$0.00	12/31/2012			60,000	[4]

	Option Awards[1]				Stock Awards[2]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards:. Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Donald M. Muir						215,626	$795,660	100,000		$369,000
Donald M. Muir	120,000	40,000	0	$3.64	09/17/2012
Donald M. Muir	0	0	0	$0.00	09/17/2012	15,000
Donald M. Muir	0	0	0	$0.00	01/30/2013	27,844
Donald M. Muir	0	0	0	$0.00	05/14/2013	52,782
Donald M. Muir	4,641	7,734	0	$1.68	01/05/2016
Donald M. Muir	3,781	11,344	0	$1.70	05/14/2016
Donald M. Muir	0	40,000	0	$2.32	01/28/2017
Donald M. Muir	0	0	0	$0.00	01/30/2014	120,000
Donald M. Muir	0	0	0	$0.00	02/05/2020			40,000	[4]
Donald M. Muir	0	0	0	$0.00	12/31/2012			60,000	[4]
Paula Shannon						227,344	$838,899	100,000		$369,000
Paula Shannon	40,000	0	0	$7.05	02/15/2011
Paula Shannon	0	0	0	$0.00	01/25/2012	30,000
Paula Shannon	57,750	8,250	0	$5.74	02/15/2012
Paula Shannon	0	0	0	$0.00	02/15/2012	5,500
Paula Shannon	47,500	0	0	$1.56	07/22/2012
Paula Shannon	42,500	0	0	$1.84	10/15/2012
Paula Shannon	0	0	0	$0.00	11/03/2012	5,000
Paula Shannon	0	0	0	$0.00	01/30/2013	20,250
Paula Shannon	0	0	0	$0.00	05/14/2013	46,594
Paula Shannon	80,000	0	0	$9.82	11/21/2013
Paula Shannon	50,000	0	0	$5.79	02/16/2015
Paula Shannon	3,375	5,625	0	$1.68	01/05/2016
Paula Shannon	3,093	9,282	0	$1.70	05/14/2016
Paula Shannon	12,500	7,500	0	$3.07	01/25/2018
Paula Shannon	0	40,000	0	$2.32	01/28/2017
Paula Shannon	0	0	0	$0.00	01/30/2014	120,000
Paula Shannon	0	0	0	$0.00	02/05/2020			40,000	[4]
Paula Shannon	0	0	0	$0.00	12/31/2012			60,000	[4]

FOOTNOTES:

(1)	Options (other than the Performance Awards described in footnote 3 below) become exercisable over four years from date of grant, at the rate of 25% on the first anniversary and 12.5% on each six month anniversary thereafter.

(2)	Restricted Stock Awards (other than Performance Awards described in footnote 3 below) are subject to restrictions on disposition that lapse over two, three or four years from date of grant.

(3)	Performance Awards granted to Mr. Cowan that vest upon attainment of market-based performance conditions, none of which were attained in 2010.

(4)	LTIP Awards and special one-time Retention Grant granted to each Executive Officer that vest upon attainment of revenue and/or profitability targets over a two year and three year period from date of grant.

(5)	Determined based on the Company’s closing stock price of $3.69 on December 31, 2010.

Option Exercises and Stock Vested in Fiscal 2010

The following table contains information about the exercise of stock options by, and stock awards that vested for, each of our Executive Officers during our fiscal year ended December 31, 2010, including the number of shares acquired upon exercise and the value realized, and the number of shares acquired upon the vesting of stock awards and the value realized, before payment of any applicable withholding taxes.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Rory J. Cowan	250,000	$153,125	139,499	$467,574
Henri Broekmate	20,953	$49,949	50,281	$182,748
Donald M. Muir	0	$0	41,874	$179,949
Paula Shannon	75,000	$26,040	49,031	$174,723

Potential Benefits Upon Termination or Change of Control

Potential Benefits upon Termination of Employment. Mr. Cowan, the Company’s Chief Executive Officer, entered into an Amended and Restated Employment Agreement with Lionbridge on September 19, 2006, which sets out our severance obligations to him if his employment was to be terminated other than for cause. If Mr. Cowan’s employment is terminated other than for cause, he is entitled to receive a severance payment equal to the sum of his annual base salary and variable compensation (determined based on the variable compensation paid for the prior year), plus a pro-rata portion of his variable compensation for the year during which termination occurs, as well as benefit continuation for one year. In addition, any unvested outstanding equity held by Mr. Cowan would be accelerated in full except for the Performance Awards. Assuming Mr. Cowan’s employment was terminated other than for cause on December 31, 2010, Mr. Cowan would have been entitled to a cash payment in the amount of $600,000, representing his base salary, plus the additional amount of $571,142 representing his cash bonus for 2010, and continuation of health and related welfare benefits for one year with a value of $24,861. The value of Mr. Cowan’s equity awards that would be accelerated upon such a termination of employment would be $2,206,257, assuming a price per share of $3.69, representing the closing price of Lionbridge common stock on December 31, 2010. Thus, Mr. Cowan’s total compensation if his employment with the Company were to have terminated on December 31, 2010 would have been $3,402,260, based on cash severance, the value of benefit continuation, and the value of the acceleration of equity awards.

In connection with his joining Lionbridge in 2007, Mr. Muir, the Company’s Chief Financial Officer, and Lionbridge agreed to an Offer Letter which sets out the severance benefits we are obligated to provide to him upon a termination of his employment other than a termination for cause. If Mr. Muir’s employment is terminated other than for cause, he is entitled to receive base salary continuation payments for a period of twelve months. Under these circumstances, Mr. Muir would also be entitled to receive health and welfare benefit continuation for the period during which he would be entitled to receive base salary continuation payment.

The Company’s Severance Policy for Executive Officers currently provides that each Executive Officer is entitled to receive cash payments equal to six months of base salary as of the date of termination without cause, and health and welfare benefit continuation for six months following date of termination without cause. Mr. Broekmate and Ms. Shannon are covered by this Policy; Mr. Cowan’s severance benefits are governed by his Employment Agreement and Mr. Muir’s severance benefits are governed by his Offer Letter.

In addition, continuation of health and related medical benefits following termination without cause would be provided to Mr. Cowan pursuant to the terms of his employment agreement and the vesting of any unvested shares of restricted stock and stock options, other than the Performance Awards, would be accelerated. Continuation of health and welfare benefits following termination without cause would be provided to Messrs. Broekmate, Muir and Ms. Shannon, under the Company’s severance policy for Executive Officers, with values as set forth opposite each such executive’s name. Ms. Shannon does not receive medical benefits from the Company. We are not obligated to make any payment to these executives if their employment is terminated by us for cause or by the executive without cause.

Assuming the employment of our Executive Officers other than Mr. Cowan were to be have been terminated without cause on December 31, 2010, the following individuals would be entitled to payments in the amounts set forth opposite their name in the table below:

Name	Cash Severance on Termination Not for Cause	Health and Related Welfare Benefits	Total(1)
Henri Broekmate	$150,000	$9,532	$159,532	(2)
Donald M. Muir	$300,000	$16,009	$316,009	(3)
Paula Shannon	$150,000	$10,333	$160,333	(2)

FOOTNOTES:

(1)	Base salary for six months for each of Mr. Broekmate and Ms. Shannon, respectively.

(2)	Reflects base salary and health and related welfare benefit continuation for a period of six months in accordance with the Company’s severance policy for executives in effect as of December 31, 2010.

(3)	Reflects base salary and related welfare benefit continuation for a period of twelve months in accordance with Mr. Muir’s Offer Letter.

Potential Benefits upon a Change of Control. Mr. Cowan’s Amended and Restated Employment Agreement also sets out the severance benefits we are obligated to provide in the event his employment is terminated without cause or for good reason within six months prior to or two years following a change of control. If the “double trigger” conditions occur, Mr. Cowan would receive a severance payment equal to twice the sum of his annual base salary and variable compensation (determined based on the variable compensation paid for the prior year), plus a pro-rata portion of his variable compensation for the year during which termination occurs, as well as benefit continuation for two years. In addition, all of his outstanding equity would be accelerated in full upon a change in control. Assuming a change of control was to have taken place on December 31, 2010, Mr. Cowan would have been entitled to a cash payment in the amount of $1,771,142, and continuation of health and related welfare benefits for two years with a value of $49,721. The value of Mr. Cowan’s equity awards that would be accelerated upon a change of control on December 31, 2010 would be $3,792,957, assuming a price per share of $3.69, representing the closing price of Lionbridge common stock on December 31, 2010. Mr. Cowan is also entitled to a partial gross up of any taxes attributable to Section 280G of the Internal Revenue Code, which, assuming a change of control was to have taken place on December 31, 2010, would result in a gross-up payment of approximately $453,949. Thus, Mr. Cowan’s total compensation if a change of control of the Company were to have taken place on December 31, 2010 would have been $6,067,769, based on cash severance, the value of benefit continuation, the value of the acceleration of equity awards and the partial gross-up of taxes attributable to Section 280G.

All of our other Executive Officers participate under our Change of Control Plan, which provides that if employment is terminated without cause or for good reason within 18 months of a change of control of Lionbridge (a “double trigger”), the Executive Officer is entitled to severance benefits as follow: (a) a lump sum cash payment equal to 150% of the executive’s then current base salary and Target Variable Compensation for such year; (b) payment of a pro-rata portion of the executive’s Target Variable Compensation for the year of termination; and (c) continuance, at Lionbridge’s expense, of the executive’s health and related welfare benefits for a period of 18 months, following the executive’s termination. The Change of Control Plan also provides that, upon a change of control of Lionbridge, (i) 50% of any unvested stock options held by an executive officer would vest and become immediately exercisable and (ii) the remaining 50% of the unvested stock options held by the Executive Officer willvest and become exercisable on the earlier of six months following the change of control or on the date such executive’s employment is terminated without cause or for good reason.

Assuming a change of control were to have taken place on December 31, 2010, each of the Executive Officers other than Mr. Cowan would have been entitled to the cash payment set forth on the table below, and the value of his or her equity awards that would be accelerated upon the change of control would have been that amount shown on the table below:

Name	Cash Severance on Change of Control	Value of Accelerated Equity	Health and Related Welfare Benefits	Total
Henri Broekmate	$720,000	$1,248,656	$28,597	$1,997,253
Donald M. Muir	$720,000	$1,188,390	$24,013	$1,932,403
Paula Shannon	$720,000	$1,230,206	$30,998	$1,981,204

Pension Benefits; Nonqualified Deferred Compensation

We do not sponsor any qualified or non-qualified defined benefit plans or maintain any non-qualified defined contributions plans or other deferred compensation plans for employees.

Employee Benefit Plans

Our employees, including our Executive Officers, are entitled to various employee benefits. These benefits include the following: medical, vision and dental care plans; flexible spending accounts for healthcare and dependent care; life and disability insurance; a 401(k) plan; and paid time off.

401(k) Plan

We offer all eligible U.S. employees participation in a 401(k) Plan administered by Fidelity. Under the Plan, employees are eligible to receive a matching contribution from Lionbridge for 100% of the employees’ contributions, up to $2,250, each year.

NON-MANAGEMENT DIRECTOR COMPENSATION FOR FISCAL 2010

Our Non-Employee Director Compensation Plan, as amended in 2008, provides each new director to our Board who holds less than 1% of the our Common Stock with granted an option to purchase 20,000 shares of Common Stock under Lionbridge’s 2005 Stock Incentive Plan. In addition, our non-employee directors also receive an annual option grant to purchase 10,000 shares of Common Stock under Lionbridge’s 2005 Stock Incentive Plan, and an annual retainer payable in cash and through a restricted stock unit (RSU) in the aggregate amount of $50,000. The option grants and the RSU each vest over two years from the date of grant at the rate of 50% on each anniversary of grant date. Directors serving on the Audit Committee receive an annual retainer of $5,000. The chairman of each of the Audit Committee and the Nominating and Compensation Committee receives an annual cash retainer of $15,000 and $10,000, respectively. Our Lead Director receives an annual retainer of $15,000.

Effective in 2011, the annual retainer will be increased to the aggregate amount of $55,000, with the increase paid through RSUs. In addition, effective in 2011, the annual retainer for the Chairman of the Nominating and Compensation Committee will be increased to $15,000. These changes reflect the increased responsibilities that have been assumed by the Nominating and Compensation Committee Chairman following significant statutory changes in the area of executive compensation.

Each director is reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board of Directors or of any committee of the Board. Each Director may, at his option, defer all or a portion of his annual cash or equity retainer, and any committee retainer, in the Company’s Deferred Compensation Plan for Independent Directors. Mr. Blechschmidt has elected to defer the equity portion of his retainer until such time as he retires from the Board.

In accordance with this director compensation policy, on May 3, 2010, each of Messrs. Blechschmidt, de Chazal, Fisher, Kavanagh, Noonan and Sheer received an annual option grant, at an exercise price of $5.75 per share, which was equal to the fair market value of Common Stock on the date of grant.

The following table and notes present the compensation earned by our directors in fiscal year 2010.

Director Compensation in Fiscal Year 2010

Name	Year	Fees Earned or Paid in Cash ($)	Option Awards1, 3 ($)	Restricted Stock Unit Awards4 ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Edward Blechschmidt	2010	$40,000	$32,511	$24,995	$0	$0	$0	$97,506
	2009	$40,000	$7,808	$25,001	$0	$0	$0	$72,809
	2008	$40,000	$12,510	$25,000	$0	$0	$0	$77,510
Guy de Chazal	2010	$45,000	$32,511	$24,995	$0	$0	$0	$102,506
	2009	$45,000	$7,808	$25,001	$0	$0	$0	$77,809
	2008	$45,000	$12,510	$25,000	$0	$0	$0	$82,510
Steven Fisher(2)	2010	$40,000	$32,511	$24,995	$0	$0	$0	$97,506
	2009	$36,510	$20,237	$29,167	$0	$0	$0	$85,914
	2008	$0	$0	$0	$0	$0	$0	$0
Paul Kavanagh	2010	$25,000	$32,511	$24,995	$0	$0	$0	$82,506
	2009	$25,000	$7,808	$25,001	$0	$0	$0	$57,809
	2008	$25,000	$12,510	$25,000	$0	$0	$0	$62,510
Jack Noonan(2)	2010	$31,644	$75,820	$26,638	$0	$0	$0	$134,102
Claude Sheer	2010	$35,000	$32,511	$24,995	$0	$0	$0	$92,506
	2009	$35,000	$7,808	$25,001	$0	$0	$0	$67,809
	2008	$35,000	$12,510	$25,000	$0	$0	$0	$72,510

FOOTNOTES:

(1)	With the exception of ignoring the impact of the forfeiture rate relating to service based vesting conditions, these amounts represent the aggregate grant date fair value of restricted stock unit and option awards for fiscal 2010, fiscal 2009 and fiscal 2008, respectively. These amounts do not represent the actual amounts paid to or realized by the director for these awards during fiscal years 2010, 2009 or 2008. The value as of the grant date for stock options and restricted stock units is recognized over the number of days of service required for the grant to become vested.

(2)	Mr. Fisher was elected a director of Lionbridge on March 2, 2009 and became Audit Committee Chairman in September 2010. Mr. Noonan was elected a director of Lionbridge on April 9, 2010. In each case, the annual retainer and committee chairman retainer (in the case of Mr. Fisher) earned during the year of election have been pro-rated to correspond to the portion of the year of service as a director or chairman.

(3)	On May 3, 2010, each non-management director was granted options to purchase 10,000 shares of the Company’s common stock, at the exercise price of $5.75 per share, which was equal to the fair market value of the Common Stock on the date of grant. This option vests over two years. As of December 31, 2010, each director held the following number of outstanding options: Mr. Blechschmidt, 95,000; Mr. de Chazal, 95,000; Mr. Fisher, 40,000; Mr. Kavanagh, 69,500; Mr. Noonan, 30,000; and Mr. Sheer, 94,500.

(4)	The restricted stock unit awards represent shares of Common Stock subject to restrictions that lapse on June 3, 2011. Messrs. Blechschmidt, de Chazal, Fisher, Kavanagh, Noonan and Sheer each received an award of 4,347 restricted stock units on May 3, 2010. As of December 31, 2010, each director held the following number of Restricted Stock Units: Mr. Blechschmidt, 36,746; each of Messrs. de Chazal, Fisher, Kavanagh, and Sheer, 4,347; and Mr. Noonan, 4,776.

Equity Compensation Plan Information as of December 31, 2010

During 2010, all equity compensation granted by Lionbridge was granted in the form of grants of stock options (at fair market value), restricted stock and restricted stock units, under the Lionbridge 2005 Stock Incentive Plan. During 2010, 2,536,011 equity awards were granted under the 2005 Stock Incentive Plan, as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,456,723	$5.02	2,003,647
Equity Compensation plans not approved by security holders	0	0	0
Total	4,456,723	$5.02	2,003,647

PROPOSAL NO. 2

Adoption and Approval of 2011 Stock Incentive Plan

Overview and Executive Summary. On March 9, 2011, the Board of Directors of the Company unanimously approved and recommended to the stockholders that they approve the Company’s 2011 Stock 2011 Plan (the “2011 Plan”). Up to 4.5 million shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2011 Plan. The 2011 Plan will maintain and enhance the key policies and practices adopted by the Company and the Board of Directors to align employee and shareholder interests and provide a meaningful reward for achievement of defined performance objectives. All of our 4,500 employees would be eligible for awards under the 2011 Plan.

The Board of Directors believes that the proposed adoption of the 2011 Plan is necessary to allow the continued issuance of long-term, performance-based equity-based incentives to present and future key employees that are linked to the achievement of our central strategic goal: Enhancement of our position as a leading provider of state-of the-art global language services and technologies.

As we continue to execute our strategic vision, particularly the development, funding and commercialization of our SaaS-based language technologies known as TranslationWorkspace ™ and GeoFluent™, we will need to attract and retain exceptional employees by providing equity awards competitive with those of companies with which we compete for talent. We expect that the shares requested through the adoption of the 2011 Plan will be sufficient to meet our requirements for equity-based compensation for key employees through 2013.

Approval of the 2011 Plan support our achievement of the following objectives:

•

Create a Performance-driven Culture to Accelerate the Achievement of our Strategic Goal. We anticipate granting significant performance-based equity awards to key executives and employees over the next two years in support of our strategic transformation and to align compensation with the achievement of defined strategic, financial, operational, profitability and technological objectives.

•

Attract, retain and motivate key talent necessary to achieve our Strategic Goal. We believe equity awards are an essential part of the compensation packages necessary for us to attract and retain experienced officers and employees and to unify the employee base in an extremely competitive industry. In particular, granting equity awards will help us attract key talent and expertise in the SaaS-based product and technology sector, in support of our strategic goal.

•

Create shareholder value. We believe we can best create shareholder value by rewarding our key employees who act as business owners and achieve defined objectives. We believe that providing key employees with an equity stake as part of its overall compensation program can effectively align employee and shareholder interests by motivating and rewarding long-term performance that will enhance shareholder value.

•

Use a mix of cash and equity for an appropriate balance of reward for achievement of critical short and long-term goals. The 2011 Plan allows for the grant of stock options, restricted stock and restricted stock units, performance-based stock awards or stock appreciation rights, as deemed appropriate by the Nominating and Compensation Committee and management. This will allow us to meet our total compensation objectives and be responsive to a changing tax, accounting and corporate governance environment. It will allow us to continue to issue a growing portion of equity in the form of performance-based awards, with vesting tied to the attainment of long-term strategic, financial, operational, profitability and technological milestones.

Dilution and Burn-Rate. From inception, Lionbridge has chosen to issue equity judiciously and in a manner to minimize dilution to existing shareholders. During the recent economic downturn, Lionbridge’s equity compensation practices were not altered to maintain monetary value of equity awards, which would have resulted in significantly larger equity grants. Instead, and reflecting our objective of creating a performance-driven culture, we have converted an increasing portion of time-based awards to performance based awards. As a result, we believe our burn-rate related to equity grants over the past three years is 3.93%, well below (nearly 50% below) the industry threshold of 7.26% and we believe, well within ISS’s guidelines. In addition, we believe that the shares requested by the Company under the proposed 2011 Plan are well within the ISS guidelines for both dilution and shareholder value transfer.

Sound Plan Design. The 2011 Plan contains a number of provisions that the Board believes are consistent with the interests of shareholders, sound corporate governance practices and the Company’s equity compensation philosophy:

•	No annual “Evergreen” Provision. The 2011 Plan authorizes a fixed number of shares, thereby requiring shareholder approval of any additional authorization of shares.

•

No Discount Stock Options or Stock Appreciation Rights. All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of the Company’s Common Stock on the date the stock option or stock appreciation right is granted.

•	No Stock Option or Stock Appreciation Right Repricings. The 2011 Plan prohibits the repricing of stock options and stock appreciation rights without the approval of stockholders.

•

No Reload Rights. Stock options granted under the 2011 Plan will not contain provisions entitling participants to automatic grant of additional stock options in connection with the exercise of the original option.

•

Vesting. All equity awards where vesting is based solely on continued employment have minimum vesting requirements of at least one year for stock options and stock appreciation rights and three years for all other awards except in certain limited circumstances.

•

Independent Committee. As it relates to the Company’s employees, the 2011 Plan will be governed by a Committee, which consists of “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and which meets the directors’ independence criteria of the National Association of Securities Dealers Automated Quotations (NASDAQ).

2005 Plan. The 2011 Plan is intended to replace the Company’s 2005 Stock Incentive Plan (the “2005 Plan”). As of December 31, 2010, options to purchase 2,218,854 shares of Common Stock were outstanding under the 2005 Plan and an additional 2,003,647 shares were reserved for future equity grants. If the 2011 Plan is approved by our stockholders, we will not grant any further equity awards under the 2005 Plan; however, all then outstanding awards will remain in effect, in accordance with their terms.

If a new Plan is not approved, the Company may be unable to provide suitable long-term equity-based incentive or retention awards to present and future employees. The Company has not at the present time determined who will receive equity awards under the 2011 Plan if the additional shares of Common Stock are authorized and approved by the stockholders other than the automatic grants to directors.

Recommendation. The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes adoption of the 2011 Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the 2011 Plan and the reservation of 4,500,000 shares of Common Stock for issuance thereunder.

Description of the 2011 Plan

The following is a brief summary of the 2011 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Types of Awards

The Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below (collectively, “Awards”).

Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. The typical vesting period for Options is 25% on the first anniversary of grant date and 12.5% each six month anniversary thereafter. Options may be granted at an exercise price equal to or greater than the fair market value of the Common Stock on the date of grant. Options may not be granted for a term in excess of ten years. The Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the Company of shares of Common Stock, (iii) subject to certain conditions, delivery to the Company of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.

Stock Appreciation Rights. A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be granted independently or in tandem with an Option.

Restricted Stock Awards. Restricted Stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. Restricted Stock Awards may vest no sooner than ratably over three years from the date of grant, except in the case of Performance Awards (which may vest no sooner than one year from date of grant) or for shares issued in lieu of cash bonuses; shares issued as an inducement of employment or upon promotion (provided that no more than 10% of the total number of shares authorized under the 2011 Plan may be so issued, and provided further that such Awards may vest no sooner than one year from date of grant); or shares issued through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of a merger or other corporate transaction.

Restricted Stock Unit Awards. Restricted Stock Unit Awards entitle the recipient to receive shares of Common Stock to be delivered at the time such units vest pursuant to the terms and conditions established by the Board of Directors. Restricted Stock Unit Awards may vest no sooner than ratably over three years from the date of grant, except in the case of Performance Awards (which may vest no sooner than one year from date of grant)

or for shares issued in lieu of cash bonuses; shares issued as an inducement of employment or upon promotion (provided that no more than 10% of the total number of shares authorized under the 2011 Plan may be so issued, and provided further that such Awards may vest no sooner than one year from date of grant); or shares issued through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of a merger or other corporate transaction.

Other Cash-Based and Stock-Based Awards. Under the 2011 Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, and the grant of Awards entitling recipients to receive shares of Common Stock to be delivered in the future. In addition, the Board of Directors has the right to grant Awards that may be settled in cash.

Performance Conditions

The Nominating and Compensation Committee may determine, at the time of grant, that a Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award granted to a Participant will vest solely upon the achievement of specific performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such Award will be based on one or more of the following measures: (a) earnings per share, (b) return on average equity with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) achievement of post-acquisition cost reductions and operating synergies, (i) regulatory compliance, (j) improvement of financial ratings, (k) achievement of balance sheet objectives, (l) total shareholder return, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) charges for restructuring and rationalization programs and (vi) fluctuations in foreign currency exchange rates. Such performance goals: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the division, function or line of business in which the Participant works and may cover such period as may be specified by the Nominating and Compensation Committee; and (iii) will be set by the Nominating and Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

Transferability of Awards

Except as the Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the Participant, Awards are exercisable only by the Participant.

Eligibility to Receive Awards

All of our employees, officers, directors, consultants and advisors are eligible to be granted Awards under the 2011 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.

Individual Limitations on Awards

The maximum number of shares of Common Stock with respect to which Options and SARs may be granted to any Participant under the 2011 Plan shall be 1,000,000 per calendar year and the maximum number of shares of Common Stock that may be subject to Performance Awards granted under the Plan to any one Participant per calendar year is 750,000, or $4,000,000 to the extent the Award is settled in cash. The maximum number of shares of Common Stock that may be subject to a Performance Award that provides for a performance period longer than one calendar year shall be based upon the foregoing annual maximum limits multiplied by the number of full calendar years in the performance period.

Plan Benefits

As of January 1, 2011, approximately 4,500 persons were eligible to receive Awards under the 2011 Plan, including the Company’s four executive officers and six eligible Non-Employee Directors. The granting of Awards under the 2011 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group except for non-employee directors who receive automatic grants as described above.

On March 2, 2011, the last reported sale price of the Company Common Stock on the NASDAQ National Market was $3.67. Based solely on that price, the maximum aggregate value of the 4,500,000 shares to be issued under the 2011 Plan is $16,515,000.

Administration

The Plan is administered by the Nominating and Compensation Committee of the Board of Directors, with the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2011 Plan and to interpret the provisions of the 2011 Plan.

Subject to any applicable limitations contained in the 2011 Plan, the Nominating and Compensation Committee selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the Common Stock), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of Common Stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

The Committee is required to make appropriate adjustments in connection with the 2011 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company. In connection with a Reorganization Event, the Nominating and Compensation Committee will take any one or more of the following actions as to all or any outstanding Awards on such terms as the Committee determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised Options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

The Nominating and Compensation Committee may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2011 Plan, subject, however, in the case of incentive stock options to any limitations under the Code. Moreover, shares of Common Stock tendered to the Company by a participant to purchase shares of Common Stock upon the exercise of an award or to satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) will not be added back to the number of shares available for future grants of Awards under the 2011 Plan.

Amendment or Termination

No Award may be made under the 2011 Plan after March 9, 2021 but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2011 Plan; provided that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2011 Plan. This summary is based on the federal tax laws in effect as of the date of this Proxy Statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The Plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or a 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option.

If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests and shares of Common Stock are transferred to the Participant, the participant will have income on the date of transfer in an amount equal to the fair market value of the stock on the date of transfer less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the date of transfer. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the 2011 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction may be subject to the limitations of Section 162(m) of the Code.

Benefits to Named Executive Officers and Others

Awards of any shares authorized by the 2011 Plan, if any, will be made only after it is approved by the stockholders. The number of shares that may be granted to the Company’s chief executive officer, executive officers and non-executive officers under the 2011 Stock Plan is undeterminable at this time as such grants are subject to the discretion of the Nominating and Compensation Committee. Grants to non-employee directors would be made in accordance with the formula set forth in the plan.

The number of shares of stock options, restricted stock, restricted stock units, and performance awards that were granted to the Company’s chief executive officer, all executive officers, all non-employee directors and all other employees (other than executive officers) in 2010 under the 2005 Plan are included on the following table:

Lionbridge Technologies, Inc. 2005 Stock Incentives Plan—2010 Grants

	Stock Options		Restricted Stock		Long-term Incentive Performance Awards(3)		Restricted Stock Unit
Name and Position	Number	Average Exercise Price ($ per share)	Number	Value ($)1	Number	Value ($)1	Number	Value ($)1
Rory J. Cowan,	80,000	$2.32	240,000	$556,800	230,000	$915,900	0	$0
Chairman of the Board,
Chief Executive Officer and President
Henri Broekmate,	40,000	$2.32	120,000	$278,400	100,000	$385,800	0	$0
Senior Vice President,
Worldwide Operations and General Manager,
GLT
Donald M. Muir,	40,000	$2.32	120,000	$278,400	100,000	$385,800	0	$0
Chief Financial Officer and Senior Vice President
Paula Barbary Shannon,	40,000	$2.32	120,000	$278,400	100,000	$385,800	0	$0
Chief Sales Officer and Senior Vice President
Executive Group	200,000	$2.32	600,000	1,392,000	530,000	$2,073,300	0	$0
Non-Executive Director Group	80,000	$5.48	0	$0	0	$0	26,511	$151,615
Non-Executive Officer Employee Group	150,500	$4.04	421,500	$1,069,830	212,000	$765,000	55,500	$151,235

(1)	Fair market value on the date of grant

PROPOSAL NO. 3

Advisory Vote on Executive Compensation

The Board would like the support of our stockholders for the compensation of its Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement. The Compensation Discussion and Analysis, beginning on page 17 of this Proxy Statement, describes the Company’s executive compensation program and the decisions made by the Nominating and Compensation Committee in 2010 in more detail.

This non-binding advisory vote on the compensation of our Executive Officers allows you to express your opinion about our executive compensation programs. As we seek to align our executive compensation programs with our long-term strategy, performance and stockholders’ interests, we ask that our stockholders approve, on an advisory basis, the compensation of our Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement. The Nominating and Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions for named executive officers.

Highlights of our Executive Compensation programs include the following:

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Reward Achievement of Long-Term Goals. Our executive compensation program is heavily weighted toward the achievement of defined performance metrics. A significant portion of equity awards granted to our executives and other key employees in 2011 will vest only upon the attainment of long-term revenue and profitability metrics.

•

Rigorous Expectations for Achievement. Our Nominating and Compensation Committee has used its discretion to reduce awards when performance was less than expected and has set a high bar for achievement of defined metrics. When these metrics are not fully achieved, reduced or no awards are made.

•	Total Compensation Below Peer Group. Our Executive Officers’ total compensation is below the median and mean compensation of Peer Group companies.

•

Appropriate Balance of Fixed and Variable Compensation. Executive compensation is an appropriate mix of both fixed and variable components. Awards are tied to achievement of a variety of performance indicators, rather than any one indicator. A mix of equity and cash awards are used to achieve an appropriate balance of reward for the achievement of critical shorter and long-term objectives related to revenue, profitability and strategic metrics.

•

Maximum Payouts and Minimum Thresholds. Our cash and equity performance-based programs are subject to maximum payouts, which we believe mitigates excessive risk-taking and excessive compensation. Even if the Company dramatically exceeds plan metrics, payouts are limited. Conversely, these programs are also subject to a minimum threshold for payout of each component and if that minimum threshold is not achieved, no payout is made.

•

Ethics and Integrity. We take pride in our strong ethical culture and adherence to strict internal controls over our financial systems. In particular, processes to measure and calculate the achievement of performance metrics have been designed to keep them from being susceptible to manipulation by any employee. We have held our employees worldwide to these standards of ethics and compliance.

The Nominating and Compensation Committee believes its executive compensation programs in 2010 rewarded the operating leverage and technology advancements generated by the Company during the year, without encouraging or rewarding inappropriate risk-taking detrimental to the Company.

For all of these reasons, we believe our executive compensation program is well-designed, appropriately links executive pay with Company performance and has demonstrated that it incentivizes desirable behavior from our executives.

We recommend that you vote FOR approval of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL NO. 4

Advisory Vote on Frequency of Say-on-Pay Votes

As described in Proposal No. 3 above, our stockholders are being provided the opportunity to cast an advisory vote on the Company’s executive compensation program. The advisory vote on executive compensation described in Proposal No. 3 above is referred to as a “say-on-pay vote.”

This Proposal No. 4 affords you with the opportunity to advise us as to how frequently you wish to cast an advisory vote on the compensation of our Executive Officers: every year, once every two years, or once every three years. Under this Proposal No. 4, you may vote to have the say-on-pay vote every year, every two years or every three years.

After careful deliberation and following outreach by management with our largest stockholders, our Board and our Nominating and Compensation Committee have concluded that a triennial say-on-pay vote is most consistent with the long-term emphasis of our executive compensation program. A three-year, or triennial vote, is most closely aligned with the long-term strategic goals of the Company and in particular, the Company’s strategic expansion to providing SaaS-based language technologies as well continuing to provide multi-lingual services. The Compensation Discussion and Analysis discusses the alignment of our executive compensation practices to these long-term objectives in greater detail. A number of our larger stockholders indicated a preference for a triennial vote for a variety of reasons.

In particular, the following circumstances unique to Lionbridge have influenced our Board’s recommendation of a three-year vote:

•

Strategic Transformation. Lionbridge is engaged in a transformation from a services company to a services and technology product company. This transformation is complex and strategic, and involves commitment to long-term strategic and operational goals. This long-term approach is reflected in our compensation programs, which are designed to reward sustained achievement of this transformation, and at the same time encourage leadership, innovation and long-term profitability in the services side of the business. We believe that making changes to our compensation programs in response to an annual vote could be premature and possibly counterproductive to the objectives of our long-term transformation and strategy. Annual changes to our compensation program in response to short-term fluctuations in our results at various points in this strategic transformation may be inconsistent with the longer-term objectives.

•

Long-Term Focus. We are also concerned that an annual vote could encourage a short-term approach to our compensation plans, based on short-term business or market conditions. We strive to encourage a long-term focus among our executives by, for example, making equity awards that vest over long periods (generally, 4 years) and paying bonuses based on year over year revenue and profitability growth. We believe that a vote on our compensation by our stockholders every three years will encourage stockholders to take the same long-term approach to our compensation programs taken by our executives and our Nominating and Compensation Committee.

•

Ongoing Investor Dialogue. We believe that a dialogue with our stockholders about executive compensation should be ongoing and not wait for a formal vote at an annual meeting. We encourage our stockholders to convey their compensation concerns to us on a real-time basis.

As required by the recent Dodd-Frank Act, this is an advisory vote, which means that the outcome of this proposal is not binding on us. Regardless, our Nominating and Compensation Committee values the opinions expressed by stockholders and expects to implement the frequency which receives the greatest level of support from our stockholders. While we believe that a vote once every three years is the best choice for us, you are not voting to approve or disapprove our recommendation of three years, but rather to make your own choice among a vote once every year, every two years or every three years.

We recommend that you vote in favor of a vote on our executive compensation program once every THREE years.

PROPOSAL NO. 5

Ratification of Appointment of Independent Auditors

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent auditors of the Company’s consolidated financial statements for 2011. At the Annual Meeting, the stockholders are being asked to ratify the appointment of PWC as the Company’s independent auditors for the 2011 fiscal year. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders. Representatives of PWC are expected to be present at the Annual Meeting and to respond to questions.

We recommend that you vote FOR Proposal No. 5, to ratify the appointment of PWC as our Independent Auditor for 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee of the Company’s Board of Directors is charged pursuant to its Charter with reviewing, approving and ratifying any related person transaction. The term “related person transaction” refers to any transaction required to be disclosed in the Company’s filings with the SEC pursuant to Item 404 of Regulation S-K (a “Related Person Transaction”). In considering any Related Person Transaction, the Audit Committee considers the facts and circumstances regarding such transaction, including, among other things, the amounts involved (including whether the transaction amount exceeds $120,000), the relationship of the related person (including those persons identified in the instructions to Item 404(a) of Regulation S-K) with the Company and the terms that would be available in a similar transaction with an unaffiliated third-party. The Audit Committee also considers its fiduciary duties, the Company’s obligations under applicable securities law, including disclosure obligations and director independence rules, and other applicable law in evaluating any Related Person Transaction. The Audit Committee reports its determination regarding any Related Person Transaction to the full Board of Directors at the next regularly scheduled meeting of the Board of Directors. No potential Related Person Transactions were brought to the Audit Committee for consideration in 2010.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of Messrs. Blechschmidt (Chairman), de Chazal and Fisher, none of whom is an officer or employee of the Company. Each member of the Audit Committee is “independent” as defined in NASDAQ Rule 5605(a)(2). The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee has adopted a policy requiring that the provision of audit and permitted non-audit services by any outside auditor be approved in advance by the Committee.

The Audit Committee has reviewed the audited financial statements of the Company at December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, and has discussed them with both management and PricewaterhouseCoopers LLP, the Company’s independent auditors. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Codification of Statements on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP that firm’s independence. Based on the above procedures, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Respectfully Submitted by the Audit Committee:

Steven Fisher, Chairman

Guy L. de Chazal

Jack Noonan

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in proxy material for Lionbridge’s 2012 Annual Meeting of Stockholders must be submitted to the Secretary of Lionbridge in writing and received at the executive offices of Lionbridge by November 21, 2011. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals and must satisfy the notice procedures for stockholder proposals set forth in the Lionbridge by-laws.

The Lionbridge by-laws require that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely written notice thereof, containing the information required by the Lionbridge by-laws, to the Secretary of Lionbridge. To be timely, a stockholder’s notice containing the information required by the Lionbridge by-laws must be delivered to the Secretary at the principal executive offices of Lionbridge at least 90 days, but not more than 120 days, prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting. However, if the annual meeting is more than 30 days before or 60 days after such anniversary date or if no proxy statement was delivered to stockholders in connection with the preceding year’s annual meeting, stockholders must give written notice not more than 90 days prior to such annual meeting and not less than the later of 60 days prior to such annual meeting and 10 days after Lionbridge makes the first public announcement of the date of such meeting.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD AND THE COMPANY

Lionbridge stockholders are encouraged to communicate with the Company. The following communication options are available.

If you would like to receive information about Lionbridge, you may use one of the following methods:

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Lionbridge’s Internet site, located at www.lionbridge.com, contains service and product offerings, news and other information. Lionbridge’s Investor Relations Web site, located at http://investors.lionbridge.com, contains company press releases, earnings releases, financial information and stock quotes, as well as corporate governance information and link to Lionbridge’s filings with the Securities and Exchange Commission. An online version of this proxy statement and of Lionbridge’s 2010 Annual Report to Stockholders, as well as all of Lionbridge’s filings with the Securities and Exchange Commission, are available through at http://investors.lionbridge.com.

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To have information such as Lionbridge’s latest quarterly earnings release, Form 10-K, Form 10-Q or annual report mailed to you, please call Lionbridge Investor Relations at (781) 434-6000, or send an email request to Investor_Relations@lionbridge.com.

If you would like to contact us, please call Lionbridge Investor Relations at (781) 434-6000, send an email request to Investor_Relations@lionbridge.com, or send correspondence to Lionbridge Technologies, Inc., Attn: Investor Relations, 1050 Winter Street, Waltham, MA 02451.

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

If you would like to contact the Board of Directors or any specific individual director, please send your correspondence to Lionbridge Technologies, Inc. Board of Directors, Attention: Corporate Secretary, 1050 Winter Street, Waltham, MA 02451.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled “Nominating and Compensation Committee Report on Executive Compensation,” and “Audit Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP served as Lionbridge’s independent auditor for the years ended December 31, 2010 and 2009, and the Audit Committee has approved its reappointment as auditor for the year ended December 31, 2011.

The Board has not proposed that any formal action be taken at the Annual Meeting with respect to the engagement of PricewaterhouseCoopers LLP as Lionbridge’s independent auditor for the year ended December 31, 2011 because no action is required by the Company’s Second Amended and Restated Certificate of Incorporation, By-Laws or under Delaware law. Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting and be available to answer questions. They will have the opportunity to make a statement at the Annual Meeting if they desire.

In accordance with Section 10A(i) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 2-01 of Regulation S-X promulgated thereunder (“Rule 2-01”), the Audit Committee has pre-approved the engagement of PricewaterhouseCoopers LLP to perform all auditing services for the benefit of the Company, including the performance of any audit required by the Exchange Act and the rules promulgated thereunder.

The Audit Committee has adopted a policy and procedures which set forth the manner in which the Audit Committee will review and approve all services to be provided by PricewaterhouseCoopers LLP before the firm is retained.

Under the provisions of this policy, certain services including annual audit services, audit related services and income tax services are subject to the Audit Committee’s “general” pre-approval on an annual basis in advance of the year during which such services will be rendered. All tax services were subject to specific pre-approval in 2010 and the annual audit services, including services related to the preparation of statutory accounts were approved under the general pre-approval authority of the Committee. Certain other services, including tax planning services, and any other services are subject to specific pre-approval and engagement by the Audit Committee on a case by case basis. The Audit Committee has the discretion to delegate either type of pre-approval authority to its chairperson or other committee members.

Representatives of PricewaterhouseCoopers LLP participated in all meetings of the Audit Committee in 2010 that related to the review of unaudited quarterly and audited annual financial results. The Audit Committee pre-approves and reviews audit and non-audit services performed by PricewaterhouseCoopers LLP as well as the fees charged by it for such services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditors’ independence. All of the fees described below were approved by the Audit Committee in 2010.

Audit Fees: Total fees for professional services rendered by PricewaterhouseCoopers LLP in connection with the audits of Lionbridge’s consolidated financial statements included in our Annual Reports on Form 10-K, reviews of Lionbridge’s consolidated financial statements included in our Quarterly Reports on Form 10-Q, and fees for services performed in connection with statutory and regulatory filings for the years ended December 31, 2010 and 2009 were $2,047,004 and $2,062,323, respectively.

The Audit Committee did not make use of the de minimus exception to pre-approval requirement contained in the Securities and Exchange Commission’s rules. All of the services described in this paragraph were pre-approved by the Audit Committee.

Audit-Related Fees: Total fees for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements for the years ended December 31, 2010 and 2009 were $0 and $0, respectively.

Tax Fees: Total fees for professional services rendered by PricewaterhouseCoopers LLP in connection with tax compliance and advisory services for the years ended December 31, 2010 and 2009 were $121,833 and $165,229, respectively. These fees include professional services provided in connection with international tax planning and advisory services. All of the services described in this paragraph were pre-approved by the Audit Committee.

All Other Fees: There were fees of $1,500 related to an accounting software license for each of the years ended December 31, 2010 and 2009.

The Company’s Audit Committee has determined that the provision of the services provided by PricewaterhouseCoopers LLP as set forth herein are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

EXPENSES AND SOLICITATION

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or e-mail. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company also may be made of some stockholders in person or by mail, telephone or facsimile following the original solicitation. The Company may, if appropriate, retain an independent proxy solicitation firm to assist in soliciting proxies. If the Company does so, it will pay such firm’s customary fees and expenses.

The contents of and the sending of this Proxy Statement have been unanimously approved by the Board of Directors of the Company.

Appendix A

LIONBRIDGE TECHNOLOGIES, INC.

2011 STOCK INCENTIVE PLAN

1. Purpose

The purpose of this 2011 Stock Incentive Plan (the “Plan”) of Lionbridge Technologies, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units, cash-based awards and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3. Administration and Delegation

(a) Plan Administration and Discretionary Authority.

(1) The Plan will be administered by the Nominating and Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan (a “Committee”), which committee shall consist of two or more members of the Board, each of whom is both a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “outside director” within the meaning of such term as contained in applicable regulations interpreting section 162(m) of the Code;. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or section 162(m) of the Code, such noncompliance with such requirements shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

(2) The Committee shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (i) interpret the Plan and the Award Agreements executed hereunder; (ii) decide all questions concerning eligibility for, and the amount of, Awards granted under the Plan; (iii) construe any ambiguous provision of the Plan or any Award Agreement; (iv) prescribe the form of Award Agreements; (v) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; (vi) issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (vii) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (viii) determine whether Awards should be granted singly or in combination; (ix) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (x) subject to the terms of the Plan, accelerate the exercise, vesting or payment of an Award when such action or actions would be in the best interests of the Company; (xi) require Participants to hold a stated number or percentage of shares of Common Stock acquired pursuant to an Award for a stated period; and (xii) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan. The Committee shall have authority in its sole discretion with respect to all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including without limitation its construction of the terms of the Plan and its determination of eligibility for participation in, and the terms of Awards granted under, the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including without limitation Participants and their respective permitted transferees, estates, beneficiaries and legal representatives. No director or person acting pursuant to the authority delegated by the Committee shall be liable for any action or determination relating to or under the Plan made in good faith. In the case of an Award intended to be eligible for the performance-based compensation exemption under section 162(m) of the Code, the Committee shall exercise its discretion consistent with qualifying the Award for such exemption.

(b) Delegation. To the extent permitted by applicable law, the Committee may delegate to one or more directors and/or officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Committee may determine, provided that the Committee shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4. Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to 4,500,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. For purposes of counting the number of shares available for the grant of Awards under the Plan, (i) shares of Common Stock covered by independent SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that independent SARs that may be settled in cash only shall not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and (iii) shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards under the Plan. In the event the Company repurchases shares of Common Stock on the open market, such shares shall not be added to the shares of Common Stock available for issuance under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Sub-limits. Subject to adjustment under Section 10, the following sub-limits on the number of shares subject to Awards shall apply:

Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Options or SARs may be granted to any Participant under the Plan shall be 1,000,000 per calendar year and the maximum number of shares of Common Stock that may be subject to Performance Awards granted under the Plan to any one Participant per calendar year is 750,000, or $4,000,000 to the extent the Award is settled in cash. The maximum number of shares of Common Stock that may be subject to a Performance Award that provides for a performance period longer than one calendar year shall be based upon the foregoing annual maximum limits multiplied by the number of full calendar years in the performance period. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

5. Stock Options

(a) General. The Committee may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options. An Option that the Committee intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Lionbridge Technologies, Inc., any of Lionbridge Technologies, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Committee pursuant to Section 11(f), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Committee shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement provided, however, that the exercise price of such Option shall not be less than 100% than the fair market value of the Common Stock on the date of grant (“Fair Market Value”).

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable option agreement. However, no option will remain exercisable for a period greater than ten years from the date of grant and no option will become exercisable in whole or in part in less than one year unless:

(1) the Option was granted as an inducement to an individual becoming an employee of the Company or in connection with the individual’s promotion to a more senior position within the Company (as determined in the discretion of the Committee); provided, however that no more than 10% of the total number of shares authorized under the Plan may be so issued in the aggregate during the term of the Plan; or

(2) the Option was granted in lieu of a previously earned cash award.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Committee together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Committee shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Committee).

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the larget whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

(4) by delivery of shares of Common Stock owned by the Participant valued at Fair Market Value. provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Committee in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(5) to the extent permitted by applicable law including, without limitation, Section 402 of the Sarbanes-Oxley Act and the rules thereunder, and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Committee, or (ii) payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Committee deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2. Substitute Options shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

(h) No Reload Rights. No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.

(i) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 10) and (2) the Committee may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefore cash or new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

6. Cash-Based Awards. The Committee may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant. The committee shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms o the Award and may be made in cash or in shares of Common Stock, as the Committee determines.

7. Stock Appreciation Rights.

(a) General. A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof (such form to be determined by the Committee) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. No SAR will become exercisable in whole or in part in less than one year. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b) Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards. When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Committee in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Committee in connection with a Reorganization Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

(2) Independent SARs. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify in the SAR Award.

(c) Exercise. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Committee, together with any other documents required by the Committee.

8. Restricted Stock; Restricted Stock Units.

(a) General. The Committee may grant Awards entitling recipients to receive or acquire at a price determined by the Committee shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Committee in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for such Award. Instead of granting Awards for Restricted Stock, the Committee may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions. The Committee shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c) Limitations on Vesting.

(1) Restricted Stock Awards that vest based on the passage of time alone shall be zero percent vested prior to the first anniversary of the date of grant, no more than 33-1/3% vested prior to the second anniversary of the date of grant, and no more than 66-2/3% vested prior to the third anniversary of the date of grant. Restricted Stock Awards that provide for vesting based on performance shall not vest prior to the first anniversary of the date of grant. This subsection (c)(1) shall not apply to (A) Awards granted pursuant to Section 11(i), (B) Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company, (C) Awards granted as an inducement to employment with the Company or in connection with an individual’s promotion to a more senior position within the Company (as determined in the discretion of the Committee), provided, however that no more than 10% of the total number of shares authorized under the Plan may be so issued in the aggregate during the term of the Plan, or (D) Awards granted in lieu of a previously earned cash award.

(2) Notwithstanding any other provision of this Plan, the Committee may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the

Restricted Stock Award, provided that the Committee may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

(d) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Committee, either (i) deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee) or (ii) recorded in electronic “book entry” form or otherwise in its records by the Company or a stock transfer agent of the Company. At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Committee, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

9. Other Stock-Based Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall determine the conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

10. Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option and each Option issuable under Section 6, (iv) the share- and per-share provisions of each Stock Appreciation Right, (v) the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Committee.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Committee shall take any one or more of the following actions as to all or any outstanding Awards on such terms as the Committee determines: (i) provide that Awards shall be terminated unless they are assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that some or all of the Participant’s unexercised Options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Committee) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

To the extent all or any portion of an Option becomes exercisable solely as a result of clause (ii) above, the Committee may provide that upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price; such repurchase right (x) shall lapse at the same rate as the Option would have become exercisable under its terms and (y) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to clause (ii) above.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

11. General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Committee may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Committee Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly.

(d) Termination of Status. The Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Committee may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Committee, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations. Stock certificates to individuals under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the company shall have mailed such certificates in the United States mail, addressed to the holder, at the holder’s last known address on file with the Company. Uncertificated Common Stock shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have given to the holder by electronic mail (with proof of receipt) or by United States mail, address to the holder, at the holder’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). All certificates for Common Stock delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state or foreign jurisdictions, securities or other laws, rules and quotation system on which the Common Stock is listed, quoted or traded. The Committee may place legends on any Common Stock certificate to reference restrictions applicable to the Common Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations or requirements. The Administrator shall have the right to require any individual to comply with any timing and other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(h) Acceleration. Except as otherwise provided in Section 5, The Committee may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(j) Performance Conditions.

(1) This Section 11(i) shall be administered by a Committee approved by the Committee, all of the members of which are “outside directors” as defined by Section 162(m) (the “Section 162(m) Committee”).

(2) Notwithstanding any other provision of the Plan, if the Section 162(m) Committee determines, at the time a Restricted Stock Award, Cash-Based Award or Other Stock Unit Award is granted to a Participant, that such Participant is, or may be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee (as defined in Section 162(m)), then the Section 162(m) Committee may provide that this Section 11(i) is applicable to such Award.

(3) If a Restricted Stock Award, Cash-Based Award or Other Stock Unit Award is subject to this Section 11(i), then the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Section 162(m) Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) earnings per share, (b) return on average equity with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) achievement of post-acquisition cost reductions and operating synergies, (i) regulatory compliance, (j) improvement of financial ratings, (k) achievement of balance sheet objectives, (l) total shareholder return, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) charges for restructuring and rationalization programs and (vi) fluctuations in foreign currency exchange rates. Such performance goals: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Section 162(m) Committee; and (iii) shall be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

(4) Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award, Cash-Based Award or Other Stock Unit Award that is subject to this Section 11(i), the Section 162(m) Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Section 162(m) Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

(5) The Section 162(m) Committee shall have the power to impose such other restrictions on Awards subject to this Section 11(i) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

12. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Committee, but no Award may be granted unless and until the Plan has been approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Committee or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Committee may amend, suspend or terminate the Plan or any portion thereof at any time; provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of “material revisions” to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Committee may not effect such modification or amendment without such approval.

(e) Provisions for Foreign Participants. The Committee may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Compliance With Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

(g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

LIONBRIDGE TECHNOLOGIES, INC. 1050 WINTER STREET SUITE 2300 WALTHAM, MA 02451

VOTE IN PERSON

You may attend the meeting and request a ballot to vote in person. Directions to the location of the Meeting are available at http://www.lionbridge.com/lionbridge/en- US/company/locations/the-americas.htm#Waltham by clicking on the link to “Directions” to our Waltham office.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Do not return your Proxy Card if you are voting by Telephone or Internet.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

LIONB1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIONBRIDGE TECHNOLOGIES, INC. The Board of Directors recommends you vote FOR ALL on Proposal 1.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	To elect two members of the Board of Directors for a three-year term as Class III Directors consisting of the foregoing nominees.	☐	☐	☐

	Nominees 01) Rory J. Cowan 02) Paul A. Kavanagh

	The Board of Directors recommends a vote FOR on Proposal 2 and 3.	For	Against	Abstain		The Board of Directors recommends you vote THREE YEARS on Proposal 4.	1 Year	2 Years	3 Years	Abstain

2.	To approve the adoption of the 2011 Stock Incentive Plan	☐	☐	☐	4.	To vote on a non-binding proposal regarding the frequency of the vote on our executive compensation program.	☐	☐	☐	☐

						The Board of Directors recommends a vote FOR on Proposal 5.		For	Against	Abstain

3.	To vote on a non-binding proposal regarding the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures in our proxy statement.	☐	☐	☐	5.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011.		☐	☐	☐

For address changes/comments, mark here and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting	☐	☐
	Yes	No

NOTE: Please sign exactly as your name(s) appear on this card. When signing as attorney, executive, administrator, or other fiduciary, please give your full title. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

The shares represented by this proxy when properly executed will be voted in the manner directed by the undersigned stockholder.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report/10-K Wrap are available at www.proxyvote.com.

LIONB2

PROXY

Lionbridge Technologies, Inc.

1050 Winter Street

Waltham, Massachusetts 02451

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MAY 3, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Rory J. Cowan, Donald M. Muir and Margaret A. Shukur, and each of them individually, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of Lionbridge Technologies, Inc., a Delaware corporation (“Lionbridge”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Lionbridge to be held on Tuesday, May 3, 2011, at 10:00 A.M. Eastern Time at 1050 Winter Street, Suite 2300, Waltham, Massachusetts 02451 (the “Annual Meeting”).

If no direction is made, this proxy will be voted FOR the election for both of the nominees for Director, FOR Proposals 2, 3 and 5 and every THREE YEARS for Proposal 4. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) [Continued and to be dated and signed on reverse side]

SEE REVERSE SIDE	SEE REVERSE SIDE